** As Filed with The Securities Exchange Commission on __________________

                                              Registration No.  ________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
                                AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ENVIRONMENTAL SAFEGUARDS, INC.
                 (Name Of Small Business Issuer In Its Charter)


          NEVADA                        4953                    87-0429198
(State Or Other Jurisdiction      (Primary Standard          (I.R.S. Employer
     Of Incorporation         Industrial Classification   Identification Number)
     Or Organization)               Code Number)


                         2600 South Loop West, Suite 645
                              Houston, Texas 77054
                                 (713) 641-3838
      (Address and Telephone Number Of Principal Executive Offices Business)

                                James S. Percell
                             Chief Executive Officer
                       c/o Environmental Safeguards, Inc.
                         2600 South Loop West, Suite 645
                               Houston, Texas 77054
                              voice: (713) 641-3838
                               fax: (713) 641-0756
      (Name, Address, And Telephone Number, Of Agent For Service Of Process)

                                    Copy To:
                             Robert D. Axelrod, Esq.
                           Axelrod, Smith & Kirshbaum
                         5300 Memorial Drive, Suite 700
                              Houston, Texas 77007
                         voice: (713) 861-1996 ext. 116
                              fax:  (713) 552-0202

Approximate  Date  Of  Commencement  Of  Proposed  Sale  To  The  Public:
As  soon  as  practicable  after  the  Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

                                    PROPOSED
                                    MAXIMUM      PROPOSED
TITLE OF EACH                       OFFERING     MAXIMUM
CLASS OF SECURITIES                 AGGREGATE    OFFERING
REGISTRATION         AMOUNT TO BE   PER          PRICE
TO BE REGISTERED     REGISTERED     SHARE(*)     PRICE(*)         FEE
-------------------------------------------------------------------------
Common Stock, par
value $0.001,
underlying
Warrants                1,500,000  $   0.22(1)  $330,000.00(1)  $26.73

________________________________
(*) Estimated solely for the purpose of calculating the registration fee. Calculated pursuant to Rule 457(g) and based on the average bid and asked price of our common stock on April 25, 2003. Estimated legal, accounting, blue sky, transfer agent and printing fees are $35,600.00.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A). MAY DETERMINE.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                Subject To Completion, Dated July 30, 2003.


                         ENVIRONMENTAL SAFEGUARDS, INC.

                        1,500,000 SHARES OF COMMON STOCK

     This Prospectus relates to the resale of 1,500,000 shares of common stock, par value $0.001 per share that may be offered and sold from time to time by the selling security holder listed on page 43.

     Our common stock is traded on the Over the Counter Bulletin Board (the OTCBB) under the symbol "ELSF." On June 16, 2003, the closing bid for our common stock on the OTCBB was $0.15 per share.

     Our common stock is speculative and involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should carefully read and consider our risk factors section on page 11 before making an investment decision.

     Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

          The Date Of This Prospectus Is  July 30, 2003.

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, any such information or representation must not be relied upon as having been authorized by us or any other person. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the company or its subsidiaries since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates or an offer to any person in any state where such offer would be unlawful.

     We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

AVAILABLE  INFORMATION                                                         7

PROSPECTUS  SUMMARY                                                            8

RISK  FACTORS                                                                  9

FORWARD-LOOKING  STATEMENTS                                                   13


USE  OF  PROCEEDS                                                             14

PRICE  RANGE  OF  COMMON  STOCK                                               15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS                                                     16

BUSINESS                                                                      24

PROPERTIES                                                                    31

MANAGEMENT                                                                    31

LIMITATION  ON  DIRECTORS'  LIABILITY;  INDEMNIFICATION                       33

EXECUTIVE  COMPENSATION                                                       34

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                            38

PRINCIPAL  STOCKHOLDERS                                                       38

PLAN  OF  DISTRIBUTION                                                        41

SELLING  STOCKHOLDER                                                          42

DESCRIPTION  OF  SECURITIES                                                   43

LEGAL  MATTERS                                                                44

LEGAL  PROCEEDINGS                                                            45

EXPERTS                                                                       45

CHANGES  IN  COMPANY'S  CERTIFYING  ACCOUNTANT                                46

CONSOLIDATED  FINANCIAL  STATEMENTS                                          F-1

                              AVAILABLE INFORMATION

     We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file periodic reports, proxy materials and other information with the Securities and Exchange Commission ("Commission"). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent accountants and interim reports containing unaudited financial information as it may be necessary or desirable. We will provide without charge to each person who receives a copy of this Prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to Environmental Safeguards, Inc., Attn. James S. Percell, President, 2600 South Loop West, Suite 645, Houston, Texas 77054, tel. (713) 641-3838. Our web site is www.onsite2.com.

     We have filed with the Commission a Registration Statement under the Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, that may be inspected without charge at the public reference room maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, tel. 1-800-SEC-0330. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the SEC web site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR data base on the SEC's web site.

                               PROSPECTUS SUMMARY

SUMMARY OF INFORMATION IN THE PROSPECTUS

     This prospectus summary highlights selected information contained in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 11 and the financial statements beginning on page F-1. Unless otherwise indicated, this prospectus assumes that none of our outstanding options or warrants are exercised into shares of our common stock, nor any shares of our Series B Preferred Stock or Series D Preferred Stock are converted into shares of our common stock. All dollar amounts in this Prospectus are stated in U.S. dollars.

THE  COMPANY

     We were incorporated under the laws of the State of Nevada in 1985. In 1993, we changed our name to Environmental Safeguards, Inc. We are engaged in the development, production and sale of environmental remediation and recycling technologies and services to oil and gas industry participants, waste management companies and other industrial customers, through our wholly-owned subsidiaries National Fuel & Energy, Inc. ("NFE") and OnSite Technology, L.L.C. ("OnSite"). References to us include our subsidiaries.


     During the period from 1996 until 2000, a substantial portion of our revenues were generated from major international oil and gas industry participants in Colombia, Venezuela and Mexico, as well as other domestic and foreign industrial applications. As of June 2003 we have completed our foreign contract operations, and we have taken steps to close down some of our foreign subsidiaries. We are now concentrating our marketing efforts and resources on domestic downstream plants, manufacturing facilities and waste management facilities, where our proprietary equipment and process have a competitive advantage in waste minimization, and in the recycling and reuse of waste streams.

     As of June 2003, OnSite operates internationally through its wholly-owned subsidiary OST Equipment Leasing L.L.C, and its 50%-owned subsidiary, OnSite Arabia, Inc. OnSite is in the process of liquidating our OnSite Colombia, Inc. and OnSite Mexico, L.L.C. subsidiaries. Onsite has completely closed down our OnSite Venezuela, Inc. and OnSite Environmental UK Ltd. subsidiaries.


     The environmental remediation and recycling services that we provide involve the removal of hydrocarbon contaminants from solids using indirect thermal desorption remediation and recycling technology. We provide these services on-site or at the central location to which the customer hauls the contaminated materials.

     Our offices are located at 2600 South Loop West, Suite 645, Houston, Texas 77054, tel. (713) 641-3838. Our web site is www.onsite2.com.

THE  OFFERING


Common stock outstanding
as of July 16, 2003           10,745,091 shares of common stock

Common stock to be
offered by our
selling
stockholder                   1,500,000 shares of common stock underlying
warrants.


The  market  for  our
common stock                  Our common stock trades on the Over-the Counter
                              Bulletin Board, also called the OTCBB, under the trading symbol "ELSF". The market for our common stock is highly volatile. We can provide no assurance that there will be a market in the future for our common stock.


                                  RISK FACTORS

     Any investment in shares of our common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business would likely suffer. In such circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

WE MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

     If we were unable to continue as a going concern, your investment could become worthless. Our present independent auditors issued an unqualified opinion, with no going concern explanatory paragraph on our audited financial statements for the year ended December 31, 2002. However, our previous auditors issued an opinion that contained a going concern explanatory paragraph for the year ended December 31, 2001.

WE COULD DEFAULT ON OUR $1,500,000 LOAN AND AS A RESULT OF THE DEFAULT, LOSE THE SECURITY FOR THAT LOAN.

     When we borrowed $1,500,000, we provided the Lender, as collateral, a security interest in three of our five ITD Units in the U.S. If we default on the loan and if the Lender forecloses on the collateral, we would be left with only two ITD Units in the U.S. The loss of the three ITD Units would (i) greatly reduce our capacity to serve customers in the U.S., (ii) would put a limit on the potential revenue we could achieve in the U.S., and (iii) would create an additional competitor in the U.S.

OUR NEW MARKETING STRATEGY COULD FAIL.

     Our new marketing strategy may not generate sufficient revenue to sustain our operations. In 2002, we began marketing our services to different markets and customers than previously. We are now concentrating our marketing efforts and resources on downstream plants, manufacturing facilities and waste management facilities located in the U.S., rather than on foreign customers. All of our business in the U.S. markets is new business with new customers. We have limited experience with our new marketing strategy.

WE ARE CURRENTLY AT A 20% UTILIZATION RATE OF OUR FLEET OF ITD UNITS. WE HAVE ONLY ONE CUSTOMER AT THIS TIME USING ONE ITD UNIT. THE LOSS OF OUR CUSTOMER WOULD RESULT IN A SIGNIFICANT LOSS OF REVENUE.

     If our current sole customer were to terminate its contract, we would cease to have any revenue. This customer has the right to terminate the contract at will with 90 days notice to us.

     If we were at a 100% utilization of our five ITD Units for five customers, we estimate that any single customer out of the five would represent an average of 20% of our revenue. Even at full capacity and 100% utilization, the loss of any particular customer could significantly reduce our revenue.

WE COULD HAVE SIGNIFICANT LOSSES RELATED TO LIABILITY UNDER ENVIRONMENTAL LAWS AND TORTS.

     If we violate an environmental law, we could be fined a significant amount of money and be subject to toxic tort litigation. We handle hazardous waste products. Although we presently provide remediation services that meet applicable federal and state standards, the government can impose new standards that we might not be able to meet.

     Toxic tort litigation has increased markedly in recent years as persons allegedly injured by chemical contamination seek recovery for personal injuries or property damage. These legal developments present a risk of liability should we be held responsible for contamination or pollution.

WE MAY NEVER BECOME PROFITABLE.

     Our failure to become profitable could ultimately result in our insolvency. We incurred net losses from operations of $3,683,000 in 2001 and $ 3,176,000 in 2002.

     At December 31, 2002, we had a working capital deficit of $1,186,000 and positive working capital of $ 766,000 at December 31, 2001. Our presently existing capital resources may not be sufficient for us to maintain our current and planned operations through the remainder of 2003. We have historically funded operations through a combination of internally generated cash and borrowing. Until such time as our operating results improve sufficiently to fund our operations, we must obtain outside financing to fund the expansion of our business and to pay our obligations as they become due. There is no assurance that we can raise funds under terms that are acceptable to us. Any additional debt or equity financing may be dilutive to the interests of our Shareholders.


WE CONTINUE TO HAVE EXPOSURE TO THE FOREIGN POLITICAL CLIMATE.

     Any adverse circumstances in the foreign political climate could have a negative impact on our foreign assets and any potential future revenue. Although we have substantially exited foreign markets except for the Arabian Gulf region through our relationship with OnSite Arabia, we could pursue additional foreign markets again in the future. We have a 50% interest in two ITD Units that are located in the Middle East.

WE COULD HAVE EXPOSURE TO FOREIGN EXCHANGE TRANSACTIONS.

     If we operate in foreign markets we would have exposure to foreign exchange and currency risks. We could have to losses due to foreign exchange rates.

WE MAY NEED TO RAISE MORE MONEY.

     Our failure to raise more money could ultimately result in our insolvency. We have experienced significant recurring losses from operations in 2002 and 2001, that have caused liquidity problems. In addition, our ability to grow is directly related to our ability to be profitable or to raise funds as we do not have the financial resources to build more ITD Units. Although we borrowed $1,500,000 in March 2003, there can be no assurance that our long-term liquidity or capital resources will be sufficient to maintain our business operations. We may need to raise additional money, either through the sale of equity securities which could dilute our existing stockholders' interest or from borrowings from third parties which could result in additional assets being pledged as collateral and which would increase our debt service requirements.

TO EXPAND THE NUMBER OF OUR ITD UNITS, WE MAY REQUIRE CAPITAL FROM OUTSIDE SOURCES.

     We do not have the financial resources to build more ITD Units. Absent raising additional capital, we will not be able to increase the number of our ITD Units which would enable us to expand our business operations. This could limit the size of our business. There is no assurance that capital will be available in the future to build more ITD Units or that the capital would be available under terms acceptable to us.

WE RELY ON OTHER COMPANIES TO BUILD OUR ITD UNITS.

     In the past, we have used outside fabricators to construct the ITD Units to our specifications. Deficient fabrication or financial instability of a fabricator could upset our ability to manufacture the ITD Units on a timely basis that could result in delays in fulfilling contracts for recycling and remediation.

WE FACE INTENSE COMPETITION.

     We have many competitors that currently dispose of hazardous and industrial wastes and remediate sites that have been contaminated. These companies utilize competing technologies and techniques in an attempt to provide more economical or superior remediation services. Our competitors are well established companies with substantially greater capital resources, larger research and development staffs and facilities and substantially greater marketing capabilities than us. We may not be able to compete with them.

OUR PROCESS COULD BECOME TECHNOLOGICALLY OBSOLETE.

     We use a process called indirect thermal desorption to remediate waste. A competitor could invent a more effective technology in the future.

THE MARKET PRICE OF OUR STOCK COULD GO DOWN DUE TO THE SALES BY THE SELLING STOCKHOLDER.

     The sale of a substantial number of shares of common stock by the selling stockholder in this offering could cause our stock price to go down.

THE EXERCISE OF OUR OPTIONS AND THE CONVERSION OF OUR PREFERRED STOCK, AND THE SUBSEQUENT SALE OF THE RESULTING COMMON STOCK COULD CAUSE THE MARKET PRICE OF OUR STOCK TO DECLINE; COMMON STOCKHOLDERS WILL FACE DILUTION UPON EXERCISES AND CONVERSIONS.

     The sale of a substantial number of shares of common stock by our option holders, warrant holders or preferred stockholders could cause our stock price to decline. We presently have outstanding an aggregate of 7,220,995 options and warrants to purchase common stock. We presently have outstanding shares of preferred stock and the deferred dividends and interest on the preferred stock that may be converted into common stock. If all of the preferred stock and the deferred dividends and interest on the preferred stock (as calculated as of May 31, 2003) were to be converted into common stock, then we would be required to issue an aggregate of 15,641,178 shares of common stock. The conversion of all of our preferred stock would result in a substantial dilution of interests of our other stockholders.

OUR SUCCESS, IN LARGE PART, DEPENDS UPON RETAINING OUR CHIEF EXECUTIVE OFFICER

     Our future success is dependent, in a large part, on retaining the services of Mr. James S. Percell, our President and Chief Executive Officer. Mr. Percell, who has numerous contacts within the environmental remediation business, possesses a unique combination of knowledge of our industry and a comprehensive knowledge of our proprietary technology and its applications. The loss of Mr. Percell could have a material adverse effect on our operating, marketing, and financing performance.

WE NEED ADDITIONAL PERSONNEL.

     As a result of a recent restructuring of our operations, we need to hire additional personnel. Our inability to engage qualified personnel may result in our failure to obtain new business contracts for our operations.

WE DO NOT INTEND TO PAY DIVIDENDS.

     We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the future. We currently plan to retain future earnings, if any, to finance operations and expansion of our ITD inventory. The only way that you may be able to make a profit on your investment is through stock price appreciation.

IF WE LOSE THE RIGHT TO USE OUR TECHNOLOGY, OUR OPERATIONS COULD CEASE.

     We own patents and trade secrets that we use in providing services to customers. If we lose the ability to use the patents and trade secrets, we will not be able to provide services. We are presently a party to lawsuits related to the use of our patents and trade secrets.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements about our future. Forward-looking statements include statements about our:

-    plans
-    objectives
-    goals
-    strategies
-    expectations for the future
-    future performance and events
-    underlying assumptions for all of the above
-    other statements that are not statements of historical facts

     Such forward-looking statements involve risks and uncertainties that could cause our actual results to materially differ from our forward-looking statements. Words such as "plan", "expects", "anticipates", "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties are set forth below. Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.

     In addition to other factors and matters discussed in this prospectus, the following are important factors that, in our view, could cause our actual results to materially differ from our forward-looking statements, and could cause material adverse affects on our financial condition and results of operations: our ability to secure contracts for our ITD units; our ability to attain widespread market acceptance of our technology; our ability to obtain acceptable forms and amounts of financing; the demand for, and price level of, our services; competitive factors; the actual useful life of our ITD Units; ability to mitigate concentration of business in a small number of customers; the evolving industry and technology standards; the ability to protect proprietary technology; the dependence on key personnel; the effect of business interruption due to political unrest; and our ability to maintain acceptable utilization rates on our equipment.

                                 USE OF PROCEEDS

     We will not receive any proceeds upon the sale of the common stock issuable upon the exercise of the warrants by the selling stockholder. We will pay for the cost of registering the shares of common stock in this offering. The warrants were issued in connection with our borrowing $1,500,000 from the selling stockholder. We are using the loan proceeds for working capital and general corporate purposes.

     If all of the warrants are exercised, than we will receive an aggregate $15,000 that we plan to use for working capital and general corporate purposes. The warrants are immediately exercisable and expire on April 30, 2005. The warrant holder may exercise all or some of the warrants from time to time until the warrants expire.

                           PRICE RANGE OF COMMON STOCK

     Our Common Stock commenced trading on the OTC Bulletin Board under the symbol "ELSF" on October 17, 2002. Prior to that, for the periods set forth below, our common stock traded on the American Stock Exchange under the symbol "EVV". The following table sets forth the range of high and low closing sales prices of our Common Stock for the periods shown:


                                       COMMON STOCK PRICE RANGE

                                          HIGH           LOW
2001
First Quarter . . . . . . . . . . . . $       0.43  $         0.15
Second Quarter. . . . . . . . . . . . $       0.20  $         0.05
Third Quarter . . . . . . . . . . . . $       0.16  $         0.08
Fourth Quarter. . . . . . . . . . . . $       0.38  $         0.06

2002
First Quarter . . . . . . . . . . . . $       0.40  $         0.20
Second Quarter. . . . . . . . . . . . $       0.28  $         0.12
Third Quarter . . . . . . . . . . . . $       0.18  $         0.03
Fourth Quarter. . . . . . . . . . . . $       0.08  $         0.02

2003
First Quarter . . . . . . . . . . . . $       0.36  $         0.04
Second Quarter. . . . . . . . . . . . $       0.24  $         0.15

     On July 16, 2003, the closing price of our common stock was $0.20 per share. On the same date, we had approximately 1,100 stockholders of record, including broker dealers holding shares beneficially owned by their customers.

EQUITY COMPENSATION PLAN INFORMATION

                                                                      NUMBER OF SECURITIES
                                                                      REMAINING AVAILABLE
                     NUMBER OF SECURITIES                             FOR FUTURE ISSUANCE
                       TO BE ISSUED UPON       WEIGHTED-AVERAGE           UNDER EQUITY
                          EXERCISE OF         EXERCISE PRICE OF        COMPENSATION PLANS
                     OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
                      WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (a))
PLAN CATEGORY                 (a)                    (b)                      (c)
--------------------------------------------------------------------------------------------

Equity compensation
plans approved by
security holders                   800,000  $                 1.22                         0

Equity compensation
plans not approved
by security holders              4,241,162                    1.34                         0
                     -----------------------------------------------------------------------

Total                            5,041,162  $                 1.32                         0
                     =======================================================================


     For information relating to the equity compensation plans, reference is made to Financial Note 8 to our audited Financial Statements for the year ended December 31, 2002 under the subsection "Stockholders' Equity-Stock Options." These Financial statements begin on page F-1.

DIVIDEND POLICY

     We have not paid, and do not currently intend to pay cash dividends on our common stock in the foreseeable future. The current policy of our Board of Directors is to retain all earnings, if any, to provide funds for the operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, that may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among other factors. Our Series B Preferred Stock is entitled to receive dividends at such time, if any, that we declare dividends on our common stock, in an amount equal to the number of shares of common stock that the Series B Preferred Stock could be converted into at the time a dividend is declared.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our consolidated financial statements and the related notes beginning on page F-1, and the section entitled "Forward-Looking Statements" on page 8 that discuss certain limitations inherent in such statements.

INFORMATION REGARDING AND FACTORS AFFECTING FORWARD-LOOKING STATEMENTS

     We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by us, or on behalf of us. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts. Certain statements in this prospectus are forward-looking statements. Words such as "expects", "anticipates", "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties are set forth below. Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.

     In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in our view, could cause material adverse affects on our financial condition and results of operations: our ability to secure contracts for our ITD units; our ability to attain widespread market acceptance of our technology; our ability to obtain acceptable forms and amounts of financing; the demand for, and price level of, our services; competitive factors; the actual useful life of our ITD Units; ability to mitigate concentration of business in a small number of customers; the evolving industry and technology standards; the ability to protect proprietary technology; the dependence on key personnel; the effect of business interruption due to political unrest; and our ability to maintain acceptable utilization rates on our equipment. We are not obligated to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, that have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and our estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. These estimates and assumptions provide a basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from our estimates under different assumptions or conditions, and these differences may be material.

     We believe that the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

     We recognize revenue at the time services are performed, or in the event of the sale of an ITD unit, when the equipment is shipped.

     We record property and equipment at cost and compute depreciation using the straight-line method over an estimated useful live of 8 years on our ITD Units and 3 to 5 years on our office furniture and equipment and transportation and other equipment. Effective October 1, 2002, we changed the estimated useful lives of our ITD units from 5 years to 8 years to more accurately reflect our experience with the useful lives of the units and to conform to industry practices for equipment used in similar applications. Any additions or improvements that increase the value or extend the life of our assets are capitalized and expenditures for normal maintenance and repairs are expensed as incurred. Disposals are removed from the accounts at cost less accumulated depreciation and any gain or loss from disposition is reflected in operations currently.

RESULTS OF OPERATIONS

COMPARISON OF OPERATING RESULTS FOR
THE YEARS ENDED DECEMBER 31, 2002 AND 2001

     Summary. For the year ended December 31, 2002, we had a net loss of $3,043,000 as compared to a 2001 net income of $1,507,000. The decrease in earnings was primarily the result of a non-recurring gain on sale of three ITD units and certain technical rights during the fourth quarter of 2001. Additional information follows.

     Revenue and Gross Margin. Revenue of $943,000 for 2002 generated a $1,025,000 negative gross margin as compared to revenue of $2,987,000 and a negative gross margin of $559,000 in 2001. The decrease in revenue and gross margin was due to a substantial drop in ITD utilization during 2002. On average we had 0.1 units in operation in 2002 as compared to 1.8 units during 2001. The decreased utilization was due to the completion of contract operations in Mexico at the end of 2001.

     Selling, General and Administrative ("SGA") Expense. SGA expenses during 2002 were nearly 35% below the prior year level primarily due to the winding-down of contract operations in Colombia, Mexico, and Venezuela.

     Additional savings were recognized by reductions in SGA expenses in the U.S

     Amortization of Engineering Design and Technology. This represents the amortization of Acquired Engineering Design and Technology costs, an intangible asset related to the December 1997 acquisition of the remaining 50% interest in OnSite from Parker Drilling. The intangible asset is being amortized over an 8-year estimated economic life.

     Research & Development Costs ("R&D") Expense. The expense for 2002 is $30,000 as compared to $71,000 for 2001. This expense reflects ongoing R&D improvements to our Series 6000 ITD system design.

     Interest Expense. During 2002, $43,000 of interest expense was incurred, compared to interest expense of $839,000 for 2001 (including amortization of debt issuance costs of $344,000). The decrease in interest expense for 2002 was mainly due to the retirement of all of our senior debt at the end of 2001.

     Other Income (Expense). The category "Other" is mainly composed of foreign currency translation gains and losses. The financial statements of our foreign subsidiaries are measured as if the functional currency was the U.S. Dollar ("USD"). The re-measurement of local currencies into USD created favorable (unfavorable) translation adjustments that were included in net income in each respective year 2002 and 2001.

     Income Taxes. The $79,000 tax benefit in 2002 is the result of a refund of 2001 federal income tax. Approximately half of the 2001 tax provision relates to state income tax effects, with the balance due to foreign income tax effects mainly in our Mexico subsidiaries. We incurred net operating losses ("NOLs") in the U.S. in recent years, some of which were used in 2001 to offset taxes on our 2001 taxable income. The balance of our NOLs may be used to offset taxable income reported in future periods. The NOLs have generated deferred tax assets, but due to uncertainties regarding the future realization of these assets, a valuation allowance has been provided for the full amount of the deferred tax assets. However, presently there can be no assurances that the NOLs will be utilized.

     Minority Interest. Minority interest for 2002 reflects our 50% minority partner's interest in the net loss of OnSite Arabia because our Colombian operations were completed and Colombian subsidiary closed down in 2001. During 2001, minority interest reflects our 50% minority partner's interest in the net loss of OnSite Colombia and OnSite Arabia.

LIQUIDITY AND CAPITAL RESOURCES

     GENERAL
     -------

     We currently have no significant commitments for capital expenditures.

     Since our inception, we have expended a significant portion of our resources to develop markets and industry awareness of our ITD remediation and recycling/reclamation process technology. Our efforts have been focused primarily on hydrocarbon soil contamination inherent in oil and gas exploration activities. Our efforts to develop markets and produce equipment have required significant amounts of capital.

     To the extent our cash reserves and cash flows from operations are insufficient to meet future cash requirements, we will need to successfully raise funds through an equity infusion, the issuance of debt securities or the sale of ITD units. Financing may not be available on terms acceptable to us, or at all. Further, the sale of additional equity or convertible debt securities may result in dilution to our stockholders.

     We expect that our existing cash reserves, cash flows from operations, and our borrowing of $1,500,000 in March 2003 will be sufficient to cover our cash requirements for 2003. However, there can be no assurance that existing sources of cash will cover our 2003 cash flow requirements.

     The functional currency of our foreign operations is the U.S. dollar because customer invoicing, customer receivables, imported equipment and many of the operating cost factors are denominated in U.S. dollars. We plan to continue to implement the same approach to minimize our risks associated with foreign exchange fluctuation and its affect on our profitability.

     OPERATIONS
     ----------

     In December 2001 we completed the sale of three of our ITD units along with certain licensing rights, and utilized the bulk of the proceeds from the sale to retire our senior debt. With the exception of this sale, we have incurred recurring net losses and have been dependent on revenue from a limited customer base to provide cash flows. We completed our most significant service contract in December 2000 and during 2001 and 2002 have been exploring ways to replace that revenue. During 2001 and 2002 we've experienced a continued tightening of cash reserves and prior to repaying our senior debt in December 2001, we took actions to delay payments on that debt. In January 2003 we signed a contract to process various waste streams at a facility in Arkansas. We are currently seeking to obtain additional service contracts in our served markets and are considering strategic alternatives including the possible additional sale of certain of our assets.




     FINANCING
     ---------

     During July 2002, we obtained uncollateralized loans totaling $250,000 from Cahill Warnock Strategic Partners, L. P. and Strategic Associates, L.P. These loans bear interest at 12% per year and are due in September 2003.

     During March 2003, we obtained a loan of $1,500,000 from a private investor group. The loan is to be funded in three $500,000 fundings on March 20, 2003; May 15, 2003; and July 15, 2003. The fundings have all been received. The loan is collateralized by three ITD units and bears interest at 12% per year. Principal payments are due in 20 quarterly installments of $75,000 beginning in August 2003 with the final payment due in May 2008. Warrants to purchase 1,500,000 shares of our common stock at a price of $0.01 were issued in connection with this loan.

     If we default on the $1,500,000 loan and if the lender forecloses on the collateral, we would be left with only two ITD Units in the U.S. The loss of the three ITD Units would (i) greatly reduce our capacity to serve customers in the U.S., (ii) would put a limit on the potential revenue we could achieve in the U.S., and (iii) would create an additional competitor in the U.S.


     AUDIT OPINIONS

     During the years ended December 31, 2002 and 2001, the Company faced significant liquidity issues that caused the Company's prior independent accountants to include an explanatory paragraph in their auditor's report on the Company's consolidated financial statements, as of December 31, 2001 and for the two years in the period then ended, describing the uncertainty about the Company's ability to continue as a going concern. Below is an analysis of the circumstances that led to a going concern explanatory paragraph in the Company's 2001 financial statements, followed by a description of changes in circumstances that resulted in the current auditors issuing an unqualified opinion, without a going concern explanatory paragraph, on the Company's 2002 financial statements.

     BACKGROUND AND 2001 CIRCUMSTANCES

     Since its inception, the Company has expended a significant portion of its resources to develop markets and industry awareness of the capabilities of its indirect thermal desorption ("ITD") recycling process. The Company's efforts have been focused on the development, production and sale of environmental recycling technologies and services to oil and gas industry participants, waste management companies and other industrial customers. The Company's efforts to develop markets and produce equipment have required significant amounts of capital including long-term debt secured by the Company's ITD units and related ITD technology. With the exception of the profitability impact from the Company's sale of three ITD units and certain licensing rights in late 2001, the Company has incurred recurring net losses and has been dependent on revenue from a limited customer base to provide cash flows. These factors were the basis for the Company's predecessor auditor's conclusion that at December 31, 2001, substantial doubt existed about the Company's ability to continue as a going concern.

     The Company is continually seeking to obtain service contracts in the markets that it serves. In December 2001, the Company completed the sale of three of its ITD units and certain licensing rights, and the proceeds were used to pay off all the Company's senior debt.

     At December 31, 2001, the Company's predecessor auditor believed that the Company's long-term viability as a going concern was dependent on the repositioning of its asset base and the achievement of a sustaining level of profitability. To the extent the Company's cash reserves and future cash flows from operations were insufficient to meet future cash requirements, the Company would need to raise funds through the infusion of equity, the issuance of debt securities or the sale of ITD units. Doubt existed as to whether such financing would be available on terms acceptable to the Company or at all. Further, the sale of additional equity or convertible debt securities may result in dilution to the Company's stockholders. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     NEW DEVELOPMENTS IN 2003
     ------------------------

     In January and March 2003, the Company entered into two important agreements that management believes will provide cash resources sufficient to cover the Company's 2003 cash requirements. The first agreement is a processing contract with a major waste management and disposal contractor as disclosed in Footnote 14 to the December 31, 2002 Financial Statements'. The contract is currently in the long term operation phase. The second agreement is a $1,500,000 long-term debt arrangement collateralized by certain of the Company's ITD units.


ACCOUNTING MATTERS AND RECENTLY ISSUED PRONOUNCEMENTS

     In June 1998 and June 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", respectively. These statements establish accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS Nos. 133 and 138 also require that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS No. 133 and 138 are effective for fiscal years beginning after June 15, 2000. We do not currently hold derivative instruments or engage in hedging activities and, accordingly, the adoption of these new standards is not expected to have a material impact on our results of operations or financial position.

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," that requires all business combinations initiated after June 30, 2001 be accounted for using the purchase method. In addition, SFAS No. 141 further clarifies the criteria to recognize intangible assets separately from goodwill. Specifically, SFAS No. 141 requires that an intangible asset may be separately recognized only if such an asset meets the contractual-legal criterion or the separability criterion. The implementation of SFAS No. 141 did not have a material impact on our results of operations or financial position.

     In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," under which goodwill and intangible assets with indefinite useful lives are no longer amortized but will be reviewed for impairment annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. The impairment test for goodwill involves a two-step process: step one consists of a comparison of the fair value of a reporting unit with its carrying amount, including the goodwill allocated to each reporting unit. If the carrying amount is in excess of the fair value, step two requires the comparison of the implied fair value of the reporting unit goodwill with the carrying amount of the reporting unit goodwill. Any excess of the carrying value of the reporting unit goodwill over the implied fair value of the reporting unit goodwill will be recorded as an impairment loss. The impairment test for intangible assets with indefinite useful lives consists of a comparison of fair value to carrying value, with any excess of carrying value over fair value being recorded as an impairment loss. Intangible assets with finite useful lives will continue to be amortized over their useful lives and will be reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The implementation of SFAS No. 142 at did not have a material impact on our results of operations or financial position.

     In August 2001, the FASB issued SFAS No. 144, that supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and certain provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 retains the fundamental provisions of SFAS No. 121 related to: (i) the recognition and measurement of the impairment of long-lived assets to be held and used, and (ii) the measurement of long-lived assets to be disposed by sale. It provides more guidance on estimating cash flows when performing recoverability tests, requires long-lived assets to be disposed of other than by sale to be classified as held and used until disposal, and establishes more restrictive criteria to classify long-lived assets as held for sale. In addition, SFAS No. 144 supersedes the accounting and reporting provisions of APB Opinion No. 30 for the disposal of a segment of a business. However, it retains the basic provisions of APB Opinion No. 30 to report discontinued operations separately from continuing operations and extends the reporting of a discontinued operation to a component of an entity. The implementation of SFAS No. 144 did not have a material impact on our results of operations or financial position.

     We have evaluated the carrying value of long-lived assets, including associated intangibles. We performed an evaluation of recoverability by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required. Given the homogeneous nature and geographic deployment flexibility of our assets, and based upon a recent evaluation by us, impairment of our long-lived assets has not been deemed necessary. However, there can be no assurances that our ongoing evaluation would not result in an impairment-related write-down.


     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," that addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. In addition, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002, but early adoption is permitted. We do not expect SFAS No 146 to have a significant impact on our financial position or results of operations.


     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation", that amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, "Interim Financial Reporting", to require disclosure of those effects in interim financial statements. SFAS No. 148 is effective for fiscal years ended after December 15, 2002, but early adoption is permitted. We will adopt SFAS No. 148 on January 1, 2003; however, we do not expect the adoption to have a significant impact on our financial reporting because we do not use stock based compensation extensively.

RECENT EVENTS

     In January 2003 we signed a contract to process various waste streams for Rineco Chemical Industries, Inc., an entity related to Rineco Recycling, LLC.


     In March 2003 we obtained a loan of $1,500,000 from Rineco Recycling, LLC. The loan is to be funded in three $500,000 fundings (less $40,000 in origination fees per funding) on March 20, 2003 ; May 15, 2003; and July 15, 2003. The fundings have all been received. The loan is collateralized by three of our ITD units and bears interest at a stated rate of 12% per year. Principal payments are due in 20 quarterly installments of $75,000 beginning in August 2003 with the final payment due in May 2008. We issued 1,500,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share in connection with this loan and these warrants were valued at $345,000. The loan origination fees and warrants results in an effective interest rate on the loan of approximately 35% per year. This transaction made Rineco Recycling, LLC a related party and the beneficial owner of 13% of our common stock, although none of the warrants have been exercised.

     Also during March 2003, we extended the maturity date of the uncollateralized notes from April 16, 2003 to September 16, 2003.

ACCOUNTING ESTIMATES AND CHOICES

     Preparation of financial statements under generally accepted accounting principles in the United States of America requires us to make choices between acceptable methods of accounting and to make estimates of future events to determine the value we report for certain assets and liabilities at the date of our financial statements and the value we report for revenues and expenses in a period covered by our financial statements. While we try to be as precise as possible in making these estimates, many of them are subjective in nature and involve matters of judgment. We believe the most subjective and material estimates in our financial statements are the reserve, if any, that we report for accounts receivable, the amount of our deferred taxes and our accrued warranty costs.

     Accounts Receivable. When an account receivable is considered impaired, the amount of the impairment is measured based on the present value of expected future cash flows or the fair value of collateral. Impairment losses (recoveries) are included in the allowance for doubtful accounts. At December 31,2002, we had $97,000 of accounts receivable, and the entire balance was collected subsequent to year end. Accordingly, we estimated that no allowance was necessary at December 31, 2002.

     Deferred Taxes. We record a valuation allowance to reduce our deferred income tax assets to an amount that we believe to be realizable under the "more-likely-than-not" recognition criteria. While we consider future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for a valuation allowance, in the future we may change our estimate of the amount of the deferred income tax assets that would "more-likely-than-not" be realized, resulting in an adjustment to the deferred income tax asset valuation allowance that would either increase or decrease, as applicable, reported net income in the period. At December 31, 2002, we had net deferred tax assets totaling $2,230,000 that were fully reserved because we could not demonstrate their future realization. Our deferred tax assets relate primarily to the tax benefit associated with net operating loss carryforwards. We could realize these deferred tax assets in the future if we generate profits from a sufficient number of contracts or the sale of equipment.

     Accrued Warranty and Other Contingent Costs. We record an accrual for product warranty and other contingencies when estimated future expenditures associated with such contingencies become probable, and the amounts can reasonably be estimated. However, new information may become available, or circumstances (such as applicable laws and regulations) may change, thereby resulting in an increase or decrease in the amount required to be accrued for such matters (and therefore a decrease or increase in reported net income in the period of such change). At December 31,2002, we had no products that remained under warranty and, accordingly, we estimated that no warranty reserve was necessary.

     We believe that all of the estimates we used to prepare our financial statements were reasonable at the time we made them, but circumstances may change requiring us to revise our estimates in ways that could have a material adverse impact on our results of operations or financial position.

                                    BUSINESS

INTRODUCTION

     We are engaged in the development, production and sale of environmental recycling technologies and services to waste management companies, oil and gas companies and other industrial customers through our wholly owned subsidiary, OnSite Technology, L.L.C. ("OnSite"). We are devoting substantially all of our efforts to the development of markets for OnSite's services. We are currently providing recycling services to companies engaged in waste management, refining, and other industrial applications.

     During the period from 1996 until 2000 a substantial portion of our revenues were generated from major international oil and gas industry participants in Latin America (Colombia, Venezuela and Mexico) as well as from other domestic and foreign industrial applications. As of June 2003 we have completed our foreign contract operations, and have taken steps to close down certain of our foreign subsidiaries. We are now concentrating our marketing efforts and resources on domestic downstream plants, manufacturing facilities and waste management facilities, where our proprietary equipment and process have a competitive advantage in waste minimization, and recycling/reuse of waste streams.

     Highlights of our foreign operations:

     OnSite Colombia, Inc. ("OSC"): In November 1996, we formed a 50%-owned joint company OSC to provide hydrocarbon contaminated soil recycling services to oil and gas industry participants operating in Colombia. Having completed contract operations in Colombia, we re-acquired the 50% minority ownership of OSC and subsequently moved our equipment back to the United States and initiated formal procedures to liquidate the legal entity OSC. As of June 2003 the liquidation process was in its final stages.

     OnSite Venezuela, Inc. ("OSV"): In January 1998, we formed our 100% owned subsidiary OSV, and commenced operations to provide hydrocarbon contaminated soil recycling services to oil and gas industry participants operating in Venezuela. Following completion of contract operations in Venezuela, the equipment was moved back to the Unites States and the liquidation of the legal entity has been completed.

     OnSite Arabia, Inc. ("OSA"): In December 1998, we formed a 50%-owned joint company OSA to provide hydrocarbon contaminated soil recycling services to oil and gas industry participants operating in the Arabian Gulf region.

     OnSite Environmental UK, Ltd. ("OSE"): In April 1999, we formed OSE, a wholly-owned subsidiary, for operations in Scotland. Having completed contract operations in Scotland, the equipment was moved back to the United States and the liquidation of this legal entity has been completed.

     OnSite Mexico LLC ("OSM"): In July 1999, we registered OSM, a wholly-owned subsidiary, for operations in Mexico. OSM has completed operations, sold the equipment and the procedures for the liquidation of the legal entity have commenced.

     OST Ambiental S de RL de CV ("SRL"): In March 2001, we registered SRL, a wholly-owned subsidiary, for operations in Mexico. SRL has completed all operations, moved the equipment back to the United States, and the liquidation of this legal entity has been completed.

     Refining and other types of industrial activities, often produce significant quantities of petroleum-contaminated waste, from which our Indirect Thermal Desorption ("ITD") process can extract and recover the hydrocarbons as re-useable or re-saleable liquids, and produce recycled solids compliant with environmental regulations. The activities of OnSite include use of ITD technology to address hydrocarbon contamination problems and hydrocarbon recycling and reclamation opportunities at heavy industrial, refining, petrochemical and waste management sites, as well as at Superfund, DOD and DOE sites. We provide these services on-site or at the central location to which the customer hauls the contaminated materials.

HISTORY

     We were incorporated under the laws of the State of Nevada in December 1985, under the name of Cape Cod Investment Company. In December 1986, our name was changed to Cape Cod Ventures, Inc. In August 1987, an initial public offering was completed for 4,148,000 shares of common stock at a price of $0.001 per share pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation A. In May 1993, an Agreement and Plan of Reorganization was executed with National Fuel & Energy, Inc."(NFE)", a Wyoming corporation, providing for the acquisition of NFE in exchange for shares of our common stock. In connection with the reorganization, our name was changed to Environmental Safeguards, Inc., and NFE became our wholly-owned subsidiary. We do not conduct any business activities through NFE.

     In January 1995, we entered into an agreement with Parker Drilling Company ("Parker"), a Delaware corporation, in which we granted Parker exclusive marketing rights to our proprietary processes for on-site remediation and recycling services in connection with drill cuttings at oil and gas drilling sites throughout the United States and in certain foreign countries and in return received engineering, fabrication, and technical assistance from Parker. In August 1995, we formed OnSite, as a corporate embodiment of our January, 1995 agreement in which NFE and Parker each owned 50%. In December 1997, we entered into a Purchase Agreement (the "Purchase Agreement") with Parker that provided for our acquisition, through NFE, of Parker's 50% equity interest in OnSite resulting in NFE becoming the owner of 100% of the equity interest in OnSite. Pursuant to the terms of the Purchase Agreement, we paid $8,000,000 for the 50% equity interest and repaid a $3,000,000 loan that had been made to us by an affiliate of Parker. As part of the transaction, Parker returned to us unexercised warrants to purchase 300,000 shares of our common stock.

     Our sources of funds to effect the acquisition included the sale of $8,000,000 of new Series B Convertible Preferred Stock and Series C Preferred Stock to an investor group consisting of Cahill, Warnock Strategic Partners Fund, L.P., Strategic Associates, L.P., Newpark Resources, Inc. and James H. Stone, who is the Chairman of Stone Energy Corporation and a secured loan of $6,000,000 from the same investor group ("Loan Agreement"). Pursuant to the financing, David L. Warnock, a member of Cahill, Warnock & Co., L.L.C. and general partner of Cahill, Warnock Strategic Partners Fund, L.P., was appointed as one of our Directors.

BUSINESS ACTIVITIES

General: Substantially all of our activities are conducted through OnSite, which is engaged in the development and production of remediation and recycling technology and the sale of environmental remediation and recycling services. OnSite owns the technologies included in its Indirect Thermal Desorption ("ITD") units, and the proprietary processes for on-site remediation and recycling of hydrocarbon contaminated solids. To date, the environmental remediation and recycling services we have provided have involved the removal of petroleum contaminants from waste streams using our ITD units. Our ITD units are easily transported processing systems which produce clean solids from contaminated solids while reclaiming the hydrocarbons. Our customers consist primarily of large corporations with hydrocarbon or hydrocarbon derivative contaminated waste streams and waste management companies in the business of offering waste disposal services.

The primary services we offer involve the remediation and recycling of waste streams contaminated by oil-based drilling fluids, fuel spills, leakage at storage tanks, refinery wastes, ship sludges and other sources of hydrocarbon contamination, as well as the remediation of industrial waste. To remediate and recycle the contaminated solids, we utilize our ITD units consisting of (i) an indirect thermal desorption unit wherein the hydrocarbon contaminated materials are indirectly heated, thereby causing the hydrocarbon contamination to vaporize; and (ii) a condensation process system, which causes the hydrocarbon vapor to condense to a liquid, or an afterburner or thermal oxidizer, which incinerates the hydrocarbon vapor resulting in a safe and clean process. Our ITD units are mobile, and thus, contaminated solids can be remediated and recycled at the site where the contaminated waste streams are located. We do not haul or dispose of solids or contaminants away from the customer's location.

     As of June 2003, we owned five ITD units outright, and our 50%-owned subsidiary OnSite Arabia, Inc. owned two additional units.

     Customers: Our targeted customers are companies that have industrial activities or sites that produce or process quantities of hydrocarbon contaminated waste. Through OnSite, we typically submit a bid for a project based on the costs of moving the equipment to the location, the estimated charges for labor and fuel, the nature and extent of the contamination, the type and moisture content of the soil and the estimated processing time. Once a contract has been awarded, equipment is moved to the client's desired location. As of June 2003, we have a limited number of customers to whom we provide services. The loss of any particular customer could have a material adverse effect on our financial position.


     Indirect Thermal Remediation and Recycling: The primary services we offer involve: (i) the remediation and recycling of hydrocarbon contaminated industrial waste streams, (ii) the remediation and recycling of hydrocarbon contamination at settling ponds, oil and gas exploration sites, refineries, petrochemical facilities, abandoned production fields, Department of Defense installations, ships and dock facilities and other similar sites; (iii) the remediation and recycling of soil contaminated by oil-based drilling mud, fuel spills, leakage at storage tanks, leakage from pipelines; and (iv) the remediation and recycling of valuable drilling fluids which have been captured in soil and drilling muds during the drilling process. To date we have employed our ITD units to provide remediation and recycling services to oil and gas industry refining and drilling operations, tank farms and compressor sites, industrial waste disposal facilities and oilfield waste disposal facilities. This process is known as "indirect thermal desorption" because it reverses the contamination process and removes the hydrocarbons from the solids and discharges the contaminants previously absorbed without direct contact of the solid to a flame.

     Our ITD units, which are portable equipment, utilize a rotating, heat-jacketed trundle to vaporize hydrocarbons from contaminated soil or other contaminated materials. Our ITD units consist of two principal components: (i) an indirect thermal desorption unit wherein the hydrocarbon contaminated solid is indirectly heated, thereby causing the hydrocarbon contamination to vaporize; and (ii) a condensation process system, which causes the hydrocarbon vapor to condense to a liquid for recycling. As an alternative to the condensing system, the vapor can be passed through an afterburner or thermal oxidizer, which incinerates the hydrocarbon vapors.

     The heat exchange system is comprised of a large fabricated steel shell which houses a rotating trundle. Hot gases pass through the shell and around the outside surface of the trundle. Hydrocarbon contaminated materials, are loaded into the elevated end of the trundle by a conveyor belt or a front-end loader. As the trundle revolves, the contaminated materials are agitated by internal lifts and oars as they passes through the inside of the trundle by gravity flow and are heated to temperatures from 200 to 1,000 degrees Fahrenheit. At these temperatures, the hydrocarbon contaminants in the solids transform into vapors, which are vacuumed out of the heat exchange system into the condensing system, the afterburner or the thermal oxidizer. The clean materials then drop out of the discharge door at the low end of the trundle and are passed through an enclosed conveyor for re-hydration before final discharge. Random samples are tested at the end of the process to confirm that the contaminants have been removed.

     The hydrocarbon vapors removed from the heat exchange system by vacuum are passed through a fan-cooled condensing system. The vapors are condensed into liquids and collected in storage tanks and can then be recycled or disposed, depending on the nature of the contaminant, the needs of the customer and the specifications required for reuse. To date, our ITD units have demonstrated their ability to process up to 192 tons of contaminated soil in a 24-hour period with 30% hydrocarbon saturation. However, the processing capacity varies significantly depending on the moisture content, degree of contamination, soil type, contamination type and the remediation and recycling required. There can be no assurance that our ITD units will continue to perform at this level, or that this performance will continue to be competitive with other technologies available in the market.

     Recycling of Hydrocarbon Contaminants: We have developed proprietary processes that are embodied in the condensation process system unit, one of the two principal components of our ITD units. Within this component the hydrocarbon contaminants are condensed from the vapor state created in the heat exchange unit back into a liquid state via the proprietary processes and placed into storage for recycling back to the client. This allows the client to realize actual savings from its ability to re-utilize the hydrocarbons. We believe that this ability to recycle the hydrocarbon contaminants is an important competitive advantage, as compared to the bioremediation, direct burn or "dig and haul" remediation technologies.


     Manufacturing of ITD Units: We have historically contracted with outside fabricators to manufacture our ITD units. The primary contractors we have used are National Oilwell and Houston ProFab. As of June, 2003, we did not have any ITD units under construction, nor did we have plans to fabricate additional ITD Units.

RECENT EVENTS

     In January 2003 we signed a contract to process various waste streams in a facility in Arkansas.

     During March 2003 we obtained a loan of $1,500,000 from a private investor group. The loan is to be funded in three $500,000 fundings on March 20, 2003; May 15, 2003; and July 15, 2003. The fundings have all been received. The loan is collateralized by three ITD units and bears interest at 12% per year. Principal payments are due in 20 quarterly installments of $75,000 beginning in August 2003 with the final payment due in May 2008. Warrants to purchase 1,500,000 shares of our common stock at a price of $0.01 were issued in connection with this loan.

     Also, during March 2003, we extended the maturity date of the uncollateralized loans from April 16, 2003 to September 16, 2003.

     We operate with our own trained personnel through wholly or partially-owned subsidiaries as discussed above.

     As of June 2003, five of our ITD units are located in the United States and two in the United Arab Emirates.

COMPETITION

     There are many companies that currently dispose of hazardous and industrial wastes and remediate or clean contaminated sites. Such companies are continually attempting to develop new and improved products and services. Other companies utilize competing technologies and techniques in an attempt to provide more economical or superior remediation services. Many of our competitors are established companies with substantially greater capital resources, larger research and development staffs and facilities and greater marketing capabilities than us. We believe that we presently have a nominal share of the markets in which we compete. There can be no assurance that we will be competitive in the remediation and recycling industry in the future.


     We obtain our contracts through competitive bidding and are in direct competition with companies providing alternative means of, and utilizing alternative technologies for, remediating environmental problems. The most significant competition comes from companies utilizing "dig and haul," direct burn, and bioremediation technology to remediate hydrocarbon contamination.

     Companies utilizing the "dig and haul" method generally transport the contaminated materials to other facilities for processing. We believe that the technology we utilize is competitive because our equipment is mobile, and thus, contaminated materials can be remediated on location. The waste processing, remediation and recycling businesses are, to a large extent, dependent upon and constrained by the costs and regulations associated with transporting such wastes. More importantly, our remediation and recycling process addresses the latent liability associated with the contamination at the site.

     Companies utilizing direct burn technology use direct heat sources to incinerate contaminants found in the solids. Due to the closed nature of the heat transfer systems of our ITD units, we can safely handle much higher concentrations of contaminants than conventional direct burn methods. Conventional direct burn methods process material with maximum contamination levels of 3% to 4% while our ITD units have processed materials with contamination levels as high as 40%. In addition, the portable nature of our ITD units permit them to be located at the contamination site. Our ITD units also permit the customer to recapture certain valuable liquids which are otherwise destroyed.

     We differentiate ourselves from our competitors by providing significantly higher operational service and a significantly higher value-added result for our clients for the remediation of hydrocarbons from materials, and the subsequent reclaiming of the hydrocarbons into liquids for customer recycling or resale. For example, some of the design features of our ITD unit, which we believe provide service-level advantages, include:

     Remediation: Our ITD units remove 99.9% of hydrocarbon contaminants from the waste-stream, effectively eliminating the client's latent liability.

     Recycling: Our ITD units transform waste streams into value for our clients by reclaiming valuable hydrocarbons for client recycling or resale. For example, our equipment has reclaimed millions of gallons of diesel oil while processing drill cuttings for major oil and gas participants.

     Tonnage: Our ITD units have proven processing capability of 1 to 10 tons per hour with up to 30% hydrocarbon-saturation in the soil. Some competitors are capable of similar processing speeds, but at lower hydrocarbon-saturation levels, resulting in throughput advantages for us.

     Portability: Our ITD units are built on two 44 foot trailer beds for easier transport to our client's location, avoiding costly hauling expenses of contaminated materials to a central location. In addition, the design of our ITD units permit rig-down and/or rig-up in less than a day. Some competitive units are much less transportable, or not transportable at all.

     Wide Range of Hydrocarbons Treated: Our ITD units operate at low temperatures (200 degrees Fahrenheit), high temperatures (1,000 degrees Fahrenheit), and anywhere in between, thereby enabling the remediation of wide ranges of hydrocarbon contaminants encountered at a client's site including both oil and gas and industrial waste. We believe that competition in the industry is concentrated in remediation services, whereas our ITD technology not only provides remediation services, but also is capable of reclaiming and recycling valuable hydrocarbons. Further, we believe that our pricing policies are competitive. No assurance, however, can be given that we will be able to successfully compete with other companies or alternative technologies.

GOVERNMENTAL REGULATIONS AND THE COST OF COMPLIANCE

     We render services in connection with the remediation, recycling and disposal of various wastes. Federal, state and local laws and regulations have been enacted regulating the handling and disposal of wastes and creating liability for certain environmental contamination caused by such waste. Environmental laws regulate, among other things, the transportation, storage, handling and disposal of waste. Governmental regulations govern matters such as the disposal of residual chemical wastes, operating procedures, waste water discharges, air emissions, fire protection, worker and community right-to-know, and emergency response plans. Moreover, so-called "toxic tort" litigation has increased markedly in recent years as persons allegedly injured by chemical contamination seek recovery for personal injuries or property damage. These legal developments present a risk of liability should we be deemed to be responsible for contamination or pollution caused or increased by any evaluation, remediation or cleanup effort conducted by us, or for an accident which occurs in the course of such remediation or cleanup effort. There can be no assurance that our policy of establishing and implementing proper procedures for complying with environmental regulations will be effective at preventing us from incurring a substantial environmental liability. If we were to incur a substantial uninsured liability for environmental damage, our financial condition could be materially adversely affected.

     We presently have the ability to deliver remediation and recycling services that meet applicable federal and state standards for the delivery of our services, and for the level of contaminant removal. The government can, however, impose new standards. If new regulations were to be imposed, we may not be able to comply in either the delivery of our services, or in the level of contaminant removal from the waste stream.


     Operating permits are generally required by federal and state environmental agencies for the operation of our ITD units. The costs of acquiring the operating permits have been borne by our customers. Most of these permits must be renewed periodically and the governmental authorities involved have the power, under various circumstances, to revoke, modify, or deny issuance or renewal of these permits. Site-related permits, however, are generally the responsibility of the client.

EMPLOYEES

     We currently have 15 employees, five of whom are in domestic and international management or supervisory positions, including corporate and administrative functions. None of our employees are represented by a union. We consider our employee relations to be good.


TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, Inc., addressed at 66 Exchange Place, Salt Lake City, Utah 84111; (801) 355-5740.

                                   PROPERTIES


     Our principal executive offices are located in leased facilities at 2600 South Loop West, Suite 645, Houston, Texas 77054, which consist of approximately 3,500 square feet. The lease for the executive offices will expire in May 2005. We believe that our offices are adequate for our present needs and that suitable space will be available to accommodate our future needs.

     For information relating to our properties, reference is made to Financial
Note 6 to our audited Financial Statements for the year ended December 31, 2002 under the subsection "Lease Commitments." These Financial statements begin on page F-1.

                                   MANAGEMENT

     The following table sets forth the names and positions of each of our executive officers and directors:

NAME                 AGE    POSITION
-----------------------------------------------------------------------------------
James S. Percell      59  Director, Chairman, Chief Executive Officer and President

Thomas R. Bray        47  Director

Bryan Sharp           59  Director

Albert M. Wolford     81  Director

David L. Warnock      45  Director

Michael D. Thompson   52  Chief Financial Officer


     Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of our directors and executive officers. Board vacancies are filled by a majority vote of the Board.

     James S. Percell serves as Director, Chairman, Chief Executive Officer and President and also serves as President of our subsidiaries, National Fuel & Energy, Inc. ("NFE") and OnSite Technology LLC ("OnSite"). Mr. Percell became a director and President, Chief Executive Officer and a director of NFE in November 1995. Mr. Percell became President and Chief Executive Officer of our consolidated company in January 1996. Mr. Percell also serves as President of Percell & Associates, a project developer of facilities in the hydrocarbon industry. From 1985-1993, Mr. Percell served as Vice-President of Belmont Constructors, Inc., a heavy industrial contractor. From 1982-1984, he served as President of Capital Services Unlimited, an international supply company for refining, petrochemical and oil field compressor stations, modular refineries and modular oilfield components. From 1977-1980, Mr. Percell served as President of Percell & Lowder, Inc., an oilfield fabricator of onshore and offshore facilities, and from 1960-1977, he served as project manager for various onshore and offshore projects. He attended Amarillo College in Amarillo, Texas.

     Thomas R. Bray was appointed as Director in January 2002. Mr. Bray is a member of our compensation and audit committees. Mr. Bray has been a practicing attorney practicing in Stafford and Houston, Texas for the past nine years, specializing in business and real estate transactions, and litigation and general corporate representation, largely for businesses and individuals in the oil and gas services, banking and investment industries. Prior to that, he was vice president of New First City, Texas-Houston, N.A., having previously served as special assistant to the president and an in-house counsel of Collecting Bank, N.A., and vice-president of First City Asset Servicing Company and First City, Texas-Houston, N.A. Mr. Bray has also served as president of Associated Title Company, president of Arbor Oaks Utilities, Inc. a private water and sewer utility company, and the owner and president of Rembrandt Homes, Inc., all in Houston. Mr. Bray graduated from the University of Texas with a BBA in Finance, and received his J.D. degree from South Texas College of Law in Houston.

     Bryan Sharp has served as a Director since November 1995. Mr. Sharp previously served on our audit committee, and previously was a self-employed environmental consultant. Mr. Sharp previously served as Principal-in-Charge and Director of Espey, Huston & Associates, Inc. ("EH&A"), an environmental consulting company. From 1990-1993, he served as President of EH&A. Mr. Sharp has also been employed by North Texas State University, the Department of the Interior, and the University of Texas. Mr. Sharp has a B.S. degree in Education from North Texas State University, a M.S. degree in Biology from North Texas State University and studied for his Ph.D. in Zoology from The University of Texas at Austin.

     Albert M. Wolford has served as Director since August 5,1997. Mr. Wolford is a member of our compensation and audit committees, and previously served as our Secretary. Mr. Wolford has been an independent business consultant since 1988. From 1970 to 1988, Mr. Wolford served with Texas United Corporation as a director, a member of the executive committee, senior vice-president, and as the chairman of the executive development and compensation committees. As a senior vice-president of Texas United Corporation, Mr. Wolford served its subsidiaries as president and CEO of Texas United Chemical Corporation, as the chairman, president and CEO of United Salt Corporation, and as the president of American Borate Corporation. He has also served the Texas Chemical Council, an industry trade group, as a director, a member of its executive committee, and as secretary-treasurer. Mr. Wolford served as a member of the executive committee of the Salt Institute, an industry trade group. Mr. Wolford is a graduate of The University of Texas.

     David L. Warnock was appointed as Director in December 1997 in connection with the December, 1997 financing. Mr. Warnock is a member of our audit and compensation committees. Mr. Warnock is a founding partner of Cahill, Warnock & Company, L.L.C., an asset management firm established in 1995 to invest in small public companies. From 1983 to 1995, Mr. Warnock was with T. Rowe Price Associates in senior management positions including President of the corporate general partner of T. Rowe Price Strategic Partners I and T. Rowe Price Strategic Partners II, and as the Executive Vice-president of T. Rowe Price New Horizons Fund. Mr. Warnock also serves on the Boards of Directors of other public and private companies. Mr. Warnock received a Bachelor of Arts Degree, History, from the University of Delaware and a Masters Degree, Finance, from the University of Wisconsin.

     Michael D. Thompson became our Chief Financial Officer in September 2002. Beginning in 1997, Mr. Thompson served as Chief Operating Officer of Outsourcing Services, Inc., an accounting and consulting firm where he provided financial and accounting services to clients in a variety of industries. From 1990 through 1996, Mr. Thompson was Chief Financial Officer of The Hanover Company, a fully integrated national real estate development firm. Mr. Thompson is a certified public accountant. Mr. Thompson has a B.B.A. degree with honors from the University of Texas.

               LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION

     Our Articles of Incorporation (the "Articles") provide, as permitted by governing Nevada law, that our directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. The Articles further provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil litigation or criminal action brought against them on account of their being or having been our directors or officers unless, in such action, they are adjudged to have acted with gross negligence or willful misconduct.

     The inclusion of these provisions in the Articles may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

     The Articles provide for the indemnification of our executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by Nevada law. The Articles include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by a small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     We do not currently pay any cash director's fees. However, we pay the expenses, if any, of our directors in attending board meetings. In 1998, our board adopted a stock option plan (as detailed below) that included participation in the plan by directors.

EXECUTIVE COMPENSATION

     Mr. James Percell became Chief Executive Officer in January 1996. Our employment contract with Mr. Percell (the "Employment Agreement"), which commenced in April 1997, has a term of three years. The Employment Agreement automatically extends, unless terminated by us or Mr. Percell (upon at least thirty days written notice prior to the end of the initial term or any additional one-year term), for additional successive one year periods after the initial three year term. Mr. Percell's employment contract provides that he receive annual compensation in the amount of $125,000. In November 1997, the Board of Directors increased Mr. Percell's annual compensation to $250,000, however, during 1998 Mr. Percell agreed to reduce his annual compensation to $180,000. During the year ended December 31, 2002, Mr. Percell agreed to defer and accrue his compensation, beginning with the pay period ended June 15, 2002.

                                        SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                        COMPENSATION
                                  ANNUAL COMPENSATION                                  PAYOUTS
                                                                OTHER      AWARDS     SECURITIES             ALL
NAME AND                                                       ANNUAL    RESTRICTED   UNDERLYING            OTHER
PRINCIPAL                                                      COMPEN-     STOCK       OPTIONS/    LTIP    COMPEN-
POSITION                    YEAR         SALARY         BONUS  SATION      AWARDS        SARS     PAYOUTS  SATION
------------------------------------------------------------------------------------------------------------------
James S. Percell            2002  $            180,000    -0-      -0-           -0-         -0-      -0-      -0-
CHIEF                       2001  $            180,000    -0-      -0-           -0-         -0-      -0-      -0-
EXECUTIVE OFFICER           2000  $            180,000    -0-      -0-           -0-         -0-      -0-      -0-

                                OPTION/SAR GRANTS IN LAST FISCAL YEAR


NAME AND     NUMBER OF     PERCENT OF                                    POTENTIAL REALIZABLE VALUE AT
PRINCIPAL   SECURITIES       TOTAL                                           ASSUMED ANNUAL RATES OF
POSITION    UNDERLYING    OPTIONS/SARS                                    STOCK PRICE APPRECIATION FOR
           OPTIONS/SARS    GRANTED TO                                              OPTION TERM:
           GRANTED  (1)    EMPLOYEES
                           IN FISCAL    EXERCISE OF  EXPIRATION
                              YEAR      BASE PRICE      DATE                   5%                10%
--------------------------------------------------------------------------------------------------------



_________________________________________
(1)  No Options/SAR Grants made during 2002

                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                     AND FY-END OPTION/SAR VALUES

                                                    NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED          IN-THE-MONEY
NAME AND                    SHARES                     OPTIONS/SARS AT            OPTIONS/SARS AT
PRINCIPAL                ACQUIRED ON     VALUE         FISCAL YEAR-END            FISCAL YEAR-END
POSITION                   EXERCISE    REALIZED   EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
------------------------------------------------------------------------------------------------------
James S. Percell              (*)         (*)      -0-   /   1,303,042/0                 -0-   /   -0-
CHIEF EXECUTIVE OFFICER

__________
(*)  Did not exercise any options.

     Other than our 1998 Stock Option Plan (described immediately below), we do not have any long term incentive plans or defined benefit or actuarial plans.

1998 STOCK OPTION PLAN

     While we have been successful in attracting and retaining qualified personnel, we believe that our future success will depend in part on its continued ability to attract and retain highly qualified personnel. We pay wages and salaries that we believe are competitive. We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel, and on December 9, 1998, the Board of Directors approved the 1998 Stock Option Plan (the "Plan") which was approved by the Stockholders at our 1999 annual meeting of stockholders. The Plan will allow Incentive Stock Options as determined by the Compensation Committee, or the Board of Directors if there is no compensation committee (the "Committee"). In 1998, the Board of Directors has reserved 800,000 shares of Common Stock for issuance pursuant to the Plan. The purpose of the Plan is to foster and promote our financial success and increase stockholder value by enabling eligible key employees, directors and consultants to participate in our long-term growth and financial success of the Company.




     ELIGIBILITY. The Plan is open to key employees (including officers and directors) and our consultants and affiliates ("Eligible Persons").

     TRANSFERABILITY. The grants are not transferable.

     CHANGES IN CAPITAL STRUCTURE. The Plan will not effect our right to authorize adjustments, recapitalizations, reorganizations or other changes in our capital structure. In the event of an adjustment, recapitalization or reorganization the award shall be adjusted accordingly. In the event of a merger, consolidation, or liquidation, the Eligible Person will be eligible to receive a like number of shares of stock in the new entity. The board may waive any limitations imposed under the Plan so that all options are immediately exercisable.

     OPTIONS. The Plan provides for both Incentive and Nonqualified Stock
Options.

     Option price. Incentive options shall be not less than the greater of (i) 100% of fair market value on the date of grant, or (ii) the aggregate par value of the shares of stock on the date of grant. The Compensation Committee, at its option, may provide for a price greater than 100% of fair market value. The price for Incentive Stock Options for Stockholders owning 10% or more of our shares ("10% Stockholders") shall be not less than 110% of fair market value.

     Amount exercisable-incentive options. In the event an Eligible Person exercises incentive options during the calendar year whose aggregate fair market value exceeds $100,000, the exercise of options over $100,000 will be considered nonqualified stock options.

     Duration. No option may be exercisable after the expiration date as set forth in the option agreement.

     Exercise of Options. Options may be exercised by written notice to our President with:

          (i) cash, certified check, bank draft, or postal or express money order payable to Environmental Safeguards, Inc. for an amount equal to the option price of the shares;

          (ii) stock at its fair market value on the date of exercise;

         (iii) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Compensation Committee);

          (iv) an election to have shares of stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance by the Compensation Committee); and/or

          (v) any other form of payment which is acceptable to the Compensation Committee, including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

TERMINATION OF OPTIONS.

     Termination of Employment. Any Option which has not vested at the time the Optionee ceases continuous employment for any reason other than death, disability or retirement shall terminate upon the last day that the Optionee is employed by us. Incentive Stock Options must be exercised within three months of cessation of Continuous Service for reasons other than death, disability or retirement in order to qualify for Incentive Stock Option tax treatment. Nonqualified Options may be exercised any time during the Option Period regardless of employment status.

     Death. Unless the Option expires sooner, the Option will expire one year after the death of the Eligible Person.

     Disability. Unless the Option expires sooner, the Option will expire one year after the disability of the Eligible Person.

     Retirement. Any Option which has not vested at the time the Optionee ceases continuous employment due to retirement shall terminate upon the last day that the Optionee is employed by us. Upon retirement Incentive Stock Options must be exercised within three months of cessation of Continuous Service in order to qualify for Incentive Stock Option tax treatment. Nonqualified Options may be exercised any time during the Option Period regardless of employment status.

     AMENDMENT OR TERMINATION OF THE PLAN. The Committee may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to qualify the Plan under Rule 16b-3 promulgated under Section 16 of the Exchange Act, no amendment that would (a) materially increase the number of shares of stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of our Stockholders; provided further, however, that to the extent required to maintain the status of any incentive option under the Code, no amendment that would (a) change the aggregate number of shares of stock which may be issued under incentive options, (b) change the class of employees eligible to receive incentive options, or (c) decrease the option price for incentive options below the fair market value of the stock at the time it is granted, shall be made without the approval of the Stockholders. Subject to the preceding sentence, the Board shall have the power to make any changes in the Plan and in the regulations and administrative provisions under it or in any outstanding incentive option as in the opinion of our counsel may be necessary or appropriate from time to time to enable any incentive option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment. No amendment, suspension or termination of the Plan shall act to impair or extinguish rights in Options already granted at the date of such amendment, suspension or termination.

                              OPTIONS GRANTED UNDER
                             1998 STOCK OPTION PLAN

     The following sets forth the options granted under our 1998 Stock Option
Plan:


NAME AND POSITION                DOLLAR VALUE(1)   NUMBER OF OPTIONS
-------------------------------  ----------------  -----------------
James S. Percell, CEO            $        220,387            177,500

Executive Group(2)               $        224,587            197,500

Non-executive Director Group     $        126,450            180,000

Non-executive Officer
       Employee Group            $        624,320            422,500
     Total                       $        967,357            800,000

__________

(1) Dollar value was calculated based on the exercise price of $1.6875 for the options granted in December 1998, $0.21 for the options granted in March 2003, and $0.18 for the options granted in May 2003. These exercise prices were the market value per share on the date of the grants.

(2)  Amounts include dollar value and options granted to Mr. Percell.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our Board of Directors has adopted a policy that our affairs will be conducted in all respects by standards applicable to publicly-held corporations and that we will not enter into any transactions and/or loans between us and our officers, directors and 5% stockholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of our independent, disinterested directors.


     In January 2003 we signed a contract to process various waste streams for Rineco Chemical Industries, Inc., an entity related to Rineco Rcycling, LLC. In March 2003 we obtained a loan of $1,500,000 from Rineco Recycling, LLC. The loan is to be funded in three $500,000 fundings on March 20, 2003 ,May 15, 2003; and July 15, 2003. We have received all of the fundings. The loan is collateralized by three of our ITD units and bears interest at 12% per year. Principal payments are due in 20 quarterly installments of $75,000 beginning in August 2003 with the final payment due in May 2008. We issued 1,500,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share in connection with this loan. This transaction made Rineco Recycling, LLC the beneficial owner of 13% of our common stock, although none of the warrants have been exercised as of June 16, 2003.


     In July 2002, we obtained uncollateralized loans totaling $250,000 from Cahill Warnock Strategic Partners, L.P. and Strategic Associates, L.P. These loans bear interest of 12% per year and were originally due in January 2003 but have been extended to September 2003. David L. Warnock, one of our Directors, is a general partner of Cahill Warnock Strategic Partners, L.P. and a managing member of the general partner of Strategic Associates, L.P.

     In March 2001 and September 2000, we entered into agreements with our primary lenders and holders of our outstanding preferred stock to defer various principal and interest payments on our senior debt. The senior debt was fully repaid in December 2001.

     During 1998, we entered into a marketing assistance agreement with the minority owners of OnSite Colombia, Inc. Under the terms of the agreement, in exchange for assisting us in our business expansion efforts, the minority owners and we each received marketing assistance fees totaling $320,000 during each of the years ended December 31, 2000 and 1999.

     During December 1998, we formed a joint company, OnSite Arabia, Inc. with an investor group for the purpose of providing environmental remediation in the Arabian gulf region. We sold two ITD units to the newly formed joint company (one in 1999 and one in 1998) and recognized gains to the extent proceeds received exceeded our proportional basis in the assets.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information as of May 31, 2003, with respect to the beneficial ownership of shares of common stock by (i) each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.

                                          NUMBER OF           PERCENT     CLASS OF
NAME                                   SHARES OWNED(1)       OF CLASS    SECURITIES
---------------------------------  ------------------------  ---------  ------------
James S. Percell                               1,513,210(2)      12.5%  Common Stock
2600 South Loop West, Suite 645
Houston, Texas 77054

Bryan Sharp                               1,147,264  (3)(9)       9.6%  Common Stock
3200 Wilcrest, #200
Houston, Texas 77042

Albert M. Wolford                           144,346  (4)(9)       1.3%  Common Stock
2600 South Loop West, Suite 645
Houston, Texas 77054

David L. Warnock                   8,709,080  (5)(6)(9)(10)      46.3%  Common Stock
One South Street, Suite 2150
Baltimore, Maryland 21202

Edward L. Cahill                          8,674,080  (5)(6)      46.2%  Common Stock
One South Street,  Suite 2150
Baltimore, Maryland 21202

Cahill, Warnock Strategic
  Partners Fund, L.P.                     8,674,080  (5)(6)      46.2%  Common Stock
One South Street, Suite 2150
Baltimore, Maryland 21202

Strategic Associates, L.P.                8,674,080  (5)(6)      46.2%  Common Stock
One South Street, Suite 2150
Baltimore, Maryland 21202

Cahill, Warnock & Company, L.L.C.         8,674,080  (5)(6)      46.2%  Common Stock
One South Street, Suite 2150
Baltimore, Maryland 21202

Cahill, Warnock Strategic
  Partners, L.P.                          8,674,080  (5)(6)      46.2%  Common Stock
One South Street, Suite 2150
Baltimore, Maryland 21202

Thomas R. Bray                                 15,000  (10)       0.1%  Common Stock
2600 South Loop West, Suite 645
Houston, Texas 77054

Newpark Resources, Inc                     7,957,610 (7)(8)      42.5%  Common Stock
3850 N. Causeway, Suite 1770
Metairie, LA 70002-1756

Michael D. Thompson                            10,000  (11)       0.1%  Common Stock
2600 South Loop West, Suite 645
Houston, Texas 77054

Rineco Recycling, LLC                       1,500,000  (12)      12.2%  Common Stock
629 Vulcan Road
Haskell, Arkansas 72015

Harry C. Erwin                               1,500,000 (13)      12.2%  Common Stock
629 Vulcan Road
Haskell, Arkansas 72015

All officers and directors as a
  Group (6 persons)                             11,538,900       53.9%  Common Stock


                                       39

_________________________________
(1) Under the rules of the Securities and Exchange Commission (the "Commission"), a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the Commission's rules and are, accordingly, included as shares beneficially owned.

(2) Includes an option to purchase 800,000 shares of our common stock at $0.60 per share, and options to purchase 378,042 shares of our common stock at $1.44 per share. Also includes an option to purchase 125,000 shares of our common stock at $1.69 per share and an option to purchase 26,250 shares of our common stock at $0.18 per share. These options are fully vested and immediately exercisable. Excludes an option to purchase 26,250 shares of our common stock at $0.18 per share which vests May 22, 2004.

(3) Includes an option to purchase 800,000 shares of our common stock at $0.60 per share, an option to purchase 301,267 shares of our common stock at $3.00 per share, an option to purchase 10,997 shares of our common stock at $5.00 per share, and an option to purchase 15,000 shares of our common stock at $0.21 per share. These options are fully vested and immediately exercisable. Excludes an option to purchase 15,000 shares of our common stock at $0.21 per share which vests March 6, 2004.

(4) Includes options to purchase 43,346 shares of our common stock at $1.44 per share and an option to purchase 15,000 shares of our common stock at $0.21 per share. These options are fully vested and immediately exercisable. Excludes an option to purchase 15,000 shares of our common stock at $0.21 per share which vests March 6, 2004.

(5) Includes 1,722,900 shares of Series B Convertible Preferred Stock issued to Cahill, Warnock Strategic Partners Fund, L.P. ("Cahill Warnock Fund"), whose sole general partner is Cahill, Warnock Strategic Partners, L.P. ("Cahill Warnock Partners"). In addition, includes 95,464 shares of Series B Convertible Preferred Stock issued to Strategic Associates, L.P. ("Strategic Associates"), whose sole general partner is Cahill, Warnock & Company, L.L.C. ("Cahill Warnock"). Each share of Series B Convertible Preferred Stock is immediately convertible into one share of our common stock, subject to adjustment under certain conditions. David L. Warnock and Edward L. Cahill are the sole general partners of Cahill Warnock Partners and the sole members of Cahill Warnock. David L. Warnock and Edward L. Cahill are control persons of Cahill Warnock Fund, Cahill Warnock Partners, Strategic Associates, and Cahill Warnock. David L. Warnock, Edward L. Cahill, Cahill Warnock Fund, Cahill Warnock Partners, Strategic Associates and Cahill Warnock have shared voting power and shared dispositive power of these shares and each disclaim beneficial ownership of the shares, except with respect to their pecuniary interest therein, if any.

(6) Includes 4,938,703 shares of our common stock which would arise upon the conversion of 182,732 shares of our Series D Convertible Preferred Stock, issued to the Cahill Warnock Fund, whose sole general partner is Cahill Warnock Partners. Also includes 273,649 shares of our common stock which would arise upon the conversion of 10,125 shares of our Series D Convertible Preferred Stock, issued to Strategic Associates, whose sole general partners is Cahill Warnock. Also includes 957,370 shares of common stock issuable to Cahill Warnock Fund and 53,047 shares of common stock issuable to Strategic Associates upon conversion of deferred dividends and interest thereon related to the Series D Preferred Stock. These Preferred shares, deferred dividends and interest are immediately convertible into our common stock.

(7) Includes 5,405,405 shares of our common stock which would arise upon the conversion of 200,000 shares of our Series D Convertible Preferred Stock, issued to Newpark Resources, Inc. Also includes 1,047,840 shares of common stock upon conversion of deferred dividends and interest thereon related to the Series D Preferred Stock. These Preferred shares, deferred dividends and interest are immediately convertible into our common stock.

(8) Includes 847,975 shares of Series B Convertible Preferred Stock which are immediately convertible into shares of common stock. The number of shares of common stock into which each share of Preferred Stock may be converted is presently one share of common stock for each share of Series B Convertible Preferred Stock, subject to adjustment under certain conditions. Also includes warrants to purchase 656,390 shares of our common stock at $0.01 per share. The warrant is fully vested and immediately exercisable.

(9) Also includes an option to purchase 20,000 shares of our common stock at $1.69 per share. These options are fully vested and immediately exercisable.

(10) Includes an option to purchase 15,000 shares of our common stock at $0.21 per share. Excludes an option to purchase 15,000 shares of our common stock at $0.21 per share which vests March 6, 2004.

(11) Includes an option to purchase 10,000 shares of our common stock at $0.21 per share. Excludes an option to purchase 10,000 shares of our common stock at $0.21 per share which vests March 6, 2004.

(12) Includes common stock underlying 1,500,000 warrants that are immediately exercisable.


                                       40

(13) Includes common stock underlying 1,500,000 warrants issued to Rineco Recycling, LLC that are immediately exercisable. Mr. Erwin has the exclusive right, subject to certain restrictions, to vote or direct a vote of and to dispose of or direct the disposition of all of the shares of beneficially owned by Rineco Recycling, LLC.


     We know of no arrangement or understanding which may at a subsequent date result in a change of control.

                              PLAN OF DISTRIBUTION

     The selling stockholder and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholder will sell any or all of the common stock in this offering. The selling stockholder may use any one or more of the following methods when selling shares:

- Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

- Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

- Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

-    An exchange distribution following the rules of the applicable exchange.

-    Privately negotiated transactions.

-    Short sales or sales of shares not previously owned by the seller.

- Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share.

-    A combination of any such methods of sale.

-    Any other lawful method. - The selling stockholder may also engage in:

- Short selling against the box, which is making a short sale when the seller already owns the shares.

- Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.

- Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date.

- Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus.

- Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder.

- Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

     If we are notified by a selling stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

                               SELLING STOCKHOLDER


     Rineco Recycling, LLC presently owns 1,500,000 warrants to purchase our common stock at an exercise price of $0.01 per share. We issued the warrants to Rineco Recycling, LLC when they loaned us $1,500,000 in March 2003 pursuant to a promissory note that we gave to Rineco Recycling, LLC. Each warrant entitles Rineco Recycling, LLC to purchase one share of our common stock. The warrants are immediately exercisable and the warrants expire on April 30, 2005. Under the rules of the Commission, Rineco Recycling, LLC is deemed to be the beneficial owner of a similar number of shares of common stock, even though none of the warrants have been exercised as of July 16, 2003. The 1,500,000 shares of common stock being offered are issuable by us upon the exercise of the warrants. Upon exercise of the warrants, Rineco Recycling, LLC will be able to resell the common stock through public secondary trading for all or a portion of the common stock from time to time. Rineco Recycling, LLC does not beneficially own any other shares of common stock. Rineco Recycling, LLC presently beneficially owns approximately 13% of our common stock. If Rineco Recycling, LLC sells all the shares of common stock in this offering, then Rineco will not own any shares of our common stock and Rineco Recycling, LLC will then own -0-% of our common stock.

     Rineco Recycling, LLC is not a broker dealer or an affiliate of a broker dealer. Rineco Recycling, LLC does not have an existing short position in our security.

     In January 2003 we signed a contract to process various waste streams for Rineco Chemical Industries, Inc., an entity related to Rineco Recycling, LLC.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock $0.001 par value. As of the date of this Prospectus, we have outstanding 10,745,091 shares of common stock, 2,733,686 shares of Series B Preferred Stock and 400,000 shares of Series D Preferred Stock.


COMMON STOCK

     The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to our stockholders. The holders of common stock have the sole right to vote, except as otherwise provided by law or by the Articles, including provisions governing any Preferred Stock. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are, and the shares of common stock offered hereby will be, upon payment therefor as contemplated herein, validly issued, fully paid and non-assessable.

     Subject to the rights of any outstanding shares of Preferred Stock, the holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. However, our Series B Preferred Stock is entitled to receive dividends at such time, if any, that we declare dividends on our common stock, in an amount equal to the number of shares of common stock that the Series B Preferred Stock could be converted into at the time a dividend is declared, which could hinder our ability to pay dividends on our common stock.

     In the event of liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding.

PREFERRED STOCK

     We are authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001, of which there are outstanding, 2,733,686 shares of Series B Preferred Stock and 400,000 shares of Series D Preferred Stock. The Articles provide that the Board of Directors is authorized, without action by the holders of the common stock, to provide for the issuance of the authorized but unissued shares of Preferred Stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the common stock. The issuance of one or more series of the Preferred Stock could adversely affect the voting power of the holders of the common stock and could have the effect of discouraging or making more difficult any attempt by a person or a group to attain control of us.

     Our Series B Preferred Stock is entitled to receive dividends at such time, if any, that we declare dividends on our common stock, in an amount equal to the number of shares of common stock that the Series B Preferred Stock could be converted into at the time a dividend is declared.


     Our Series D Convertible Preferred Stock is entitled to receive cash dividends, of which $775,403 through May 31, 2003 (including accrued interest thereon) have been deferred by the holders until October 1, 2003.

     The holders of Series D Convertible Preferred Stock are entitled to receive out of funds legally available therefor, dividends in an annual amount equal to the prime rate plus one and one-half percent (1.5%) as reported by The Wall Street Journal on the outstanding stated value of the Series D Convertible Preferred Stock (which presently is $4,000,000.00). The dividends are calculated as of the last day of each quarter, and are payable quarterly in arrears (the "Dividend Payment"). Dividend Payments are due five (5) days after the close of each quarter. The initial quarterly dividend began accruing on October 1, 2000, for the quarter ending December 31,2000, and was not be due until five days after the close of the quarter ending December 31, 2000.

     The holders of Series D Convertible Preferred Stock were entitled to receive a one time special dividend of $75,777.78 ("Special Dividend") along with the quarterly payment due for the quarter ending March 31, 2001. The Special Dividend had interest calculated on the basis of actual days elapsed and a 360-day year, at the prime rate, as reported in the Wall Street Journal five
(5) business days prior to the end of each calendar month or if not reported on such date then the closest business day thereto, plus one and five-tenths percent (1.5%). This special dividend has been deferred until October 1, 2003.

WARRANTS AND OPTIONS

     We presently have outstanding an aggregate of 7,220,995 options and warrants to purchase common stock. Approximately 2,179,833 of these warrants and options are in, at or within 5% of being in the money and are immediately exercisable.

                                  LEGAL MATTERS

     The legality of the issuance of shares hereby will be passed upon for us by Axelrod, Smith & Kirshbaum, an Association of Professional Corporations, Houston, Texas. Robert D. Axelrod, Esq. owns 26,759 shares of our common stock.

                                LEGAL PROCEEDINGS

     In July 2002, OnSite filed a lawsuit styled OnSite Technology LLC v. Duratherm, Inc., Duratherm Group, Inc., Steven R. Heuer and Victor R. Reynolds; Civil Action No. H-02-2624; In the United States District Court for the Southern District of Texas against Duratherm, Inc. and Duratherm Group, Inc., Steven R. Heuer and Victor R. Reynolds. OnSite's lawsuit alleges that Duratherm's remediation operations at its Galveston County, Texas facility infringed on OnSite's U.S. Patent No. 5,738,031 and requested a declaratory judgment that OnSite's operation of its remediation process does not infringe either of Heuer and Reynolds' U.S. Patent Nos. 4,990,237 and 5,269,906 over which Duratherm alleges control. OnSite is seeking a declaratory judgment that it does not infringe on either the Heuer and Reynolds patents. OnSite is also seeking damages for patent infringement, injunctive relief to prevent further patent infringement, and other relief that the court finds appropriate. The Defendants have filed an answer asserting that they do not infringe on OnSite's patent and that such patent is invalid. The Defendants' denial that there is any controversy between the parties regarding the Heuer and Reynolds patents, has been rejected by the court. The Defendants have not alleged in their pleadings that OnSite infringes on either patent. This case is in the early stages of discovery.

     In July 2002, OnSite also initiated litigation styled OnSite Technology, LLC v. Duratherm, Inc. et al.; Cause No. 02CV0801; In the 56th Judicial District Court of Galveston County, Texas, against Duratherm, Inc., Duratherm Group, Inc., Barry Hogan and Jim Hogan. This lawsuit alleges that in November 1999, OnSite and Waste Control Specialists, L.L.C. ("WCS") entered into a contract wherein OnSite would, among other things, provide the necessary services, supplies and equipment to perform recycling and remediation services utilizing an indirect thermal desorption unit as specified therein. On information and belief, in late July or early August 2000, Defendants, acting in concert through Duratherm, Inc., sent or caused to be sent a letter(s) and/or other communication(s) to WCS, which OnSite alleges contained statements that were false and intended to deceive WCS, as to OnSite and OnSite's technology and indirect thermal desorption unit. OnSite alleges that as a result of such alleged false, deceptive and malicious statements, WCS terminated its contract with OnSite. In February 2003 OnSite amended its petition to add John C. Hilliard as a defendant and to add as a claim against the defendants, the loss of a prospective contract with ExxonMobil. OnSite has also amended its petition to include as a defendant Duratherm's counsel, Conley Rose P.C. The causes of action alleged by OnSite against the Defendants are (i) interference with contract; (ii) unfair competition and business disparagement; (iii) unjust enrichment; and (iv) injury to OnSite's business reputation. OnSite is seeking actual, consequential, incidental and compensatory damages, including, but not limited to, disgorgement, pre- and post-judgment interest, attorney's fees and costs and exemplary and punitive damages. OnSite is also seeking to enjoin these defendants and Duratherm's counsel, Conley Rose P.C., from interfering with the current and prospective business relationships of OnSite with regard to the thermal desorption units. The Defendants in this litigation, other than John C. Hilliard, have filed an answer denying the allegations contained in OnSite's petition. This case is in the early stages of discovery. In August 2000, Duratherm, Inc. filed suit for copyright infringement against OnSite and WCS in the United States District Court for the Southern District of Texas under Civil Action No. H-00-2727, which suit was subsequently dismissed with prejudice by the United States District Judge. OnSite alleges that such suit was malicious and contained false statements and allegations about OnSite and OnSite's technology and indirect thermal desorption unit.


                                     EXPERTS

     Our Consolidated Balance Sheet as of December 31, 2002 and the related Consolidated Statements of Operations, Stockholders' Equity and Cash Flow for the year then ended have been audited by Ham, Langston & Brezina, L.L.P., independent auditors, as set forth in their report, incorporated by reference herein, in reliance upon such report and the authority of Ham, Langston & Brezina L.L.P. as experts in accounting and auditing.

     The consolidated financial statements as of December 31, 2001 and for the year ended December 31, 2001 included in this Registration Statement have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in
Note 2 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      CHANGES IN OUR CERTIFYING ACCOUNTANT

     There have been no disagreements with our independent accountants regarding accounting and financial disclosure matters.

     On April 2, 2002, we dismissed PricewaterhouseCoopers, LLP as our independent accountants. Our audit committee and board of directors participated in and approved the decision to change independent accountants.

     The reports of PricewaterhouseCoopers LLP on the financial statements for 2001 contained no adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principle, however such reports for each of the years were modified to express substantial doubt with respect to our ability to continue as a going concern.

     In connection with the audit for 2001 and through April 2, 2002, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

     During 2001 and through April 2, 2002, there were no reportable events (as defined in Regulation S-K Item 304.

     PricewaterhouseCoopers LLP has furnished a letter addressed to the SEC stating it agrees with the above statements.

     We engaged Ham, Langston & Brezina, LLP as our new independent accountants as of April 3, 2002. During 2000 and 2001 and through April 3, 2002, we had not consulted with Ham, Langston & Brezina, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Ham, Langston & Brezina, LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304 of Regulation S-B.

                        CONSOLIDATED FINANCIAL STATEMENTS

                         ENVIRONMENTAL SAFEGUARDS, INC.
                                TABLE OF CONTENTS
                                   __________

                                                                        PAGE
                                                                        ----
Reports of Independent Accountants                                      F-3

Audited Financial Statements

  Consolidated Balance Sheet as of December 31,
    2002                                                                F-5

  Consolidated Statement of Operations for the
    years ended December 31, 2002 and 2001                              F-6

  Consolidated Statement of Stockholders' Equity
    for the years ended December 31, 2002 and 2001                      F-7

  Consolidated Statement of Cash Flows for the
    years ended December 31, 2002 and 2001                              F-8

Notes to Consolidated Financial Statements                              F-9


Unaudited Consolidated Condensed Financial Statements

  Consolidated Condensed Balance Sheet as of March
    31, 2003 (unaudited) and December 31, 2002                         F-29

  Unaudited Consolidated Condensed Statement of
    Operations for the three months ended March 31,
    2003 and 2002                                                      F-30

  Unaudited Consolidated Condensed Statement of
    Stockholders' Equity for the three months ended
    March 31, 2003 and 2002                                            F-31

  Unaudited Consolidated Condensed Statement of Cash
    Flows for the years ended March 31, 2003 and 2002                  F-32

Notes to Unaudited Consolidated Condensed Financial
    Statements                                                         F-33

                         ENVIRONMENTAL SAFEGUARDS, INC.
                                   __________




                        CONSOLIDATED FINANCIAL STATEMENTS
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders
Environmental Safeguards, Inc.


We have audited the accompanying consolidated balance sheet of Environmental Safeguards, Inc. as of December 31, 2002 and the related consolidated statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Environmental Safeguards, Inc. as of December 31, 2002, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.




                                       /s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
March 20, 2003, except for Note 14,
As to which the date is June 20, 2003

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders
Environmental Safeguards, Inc.


In our opinion, the accompanying consolidated statement of operations, stockholders'' equity and cash flows present fairly, in all material respects, the consolidated results of operations and cash flows of Environmental Safeguards, Inc. for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements included in the Company's Form 10-K for the year ended December 31, 2001, the Company has incurred losses from operations and has not generated sufficient business backlog. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                   /s/  PricewaterhouseCoopers  LLP


Houston, Texas
February 28, 2002

                         ENVIRONMENTAL SAFEGUARDS, INC.
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2002
                                   __________
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


     ASSETS
     ------
Current assets:
  Cash and cash equivalents                                $     97
  Accounts receivable                                            97
  Prepaid expenses                                              173
                                                           ---------

    Total current assets                                        367

Property and equipment, net                                   5,506
Acquired engineering design and technology, net of
  accumulated amortization of $1,756                          1,203
Other assets                                                      3
                                                           ---------

      Total assets                                         $  7,079
                                                           =========


LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------

Current liabilities:
  Notes payable to related parties                         $    250
  Accounts payable                                               31
  Dividends payable                                             617
  Accrued interest                                               63
  Other accrued liabilities                                     592
                                                           ---------

    Total current liabilities                                 1,553
                                                           ---------

Minority interest                                             1,943

Commitments and contingencies

Stockholders'' equity:
  Preferred stock; Series B convertible; voting,
    $.001 par value (aggregate liquidation
    value - $2,898) 5,000,000 shares authorized;
    2,733,686 shares issued and outstanding                       3
  Preferred stock; Series D convertible, non-voting,
    cumulative $.001 par value (aggregate liquidation
    value $4,000); 400,000 shares authorized, issued
    and outstanding                                               1
  Common stock; $.001 par value; 50,000,000 shares
    authorized; 10,112,144 shares issued and outstanding         10
  Additional paid-in capital                                 14,981
  Accumulated deficit                                       (11,412)
                                                           ---------

    Total stockholders' equity                                3,583
                                                           ---------

    Total liabilities and stockholders'' equity            $  7,079
                                                           =========


                  The accompanying notes are an integral part of these consolidated financial statements.

                         ENVIRONMENTAL SAFEGUARDS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   __________
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                          YEAR ENDED
                                                         DECEMBER 31,
                                                      ------------------
                                                        2002      2001
                                                      ------------------
Revenue                                               $   943   $ 2,987
                                                      ------------------
Cost of revenue                                         1,968     3,546
                                                      --------  --------

  Gross margin                                         (1,025)     (559)
                                                      --------  --------

Selling, general and administrative expenses            1,713     2,645
                                                      ------------------
Amortization of acquired engineering design and
  technology                                              408       408
Research and development                                   30        71
                                                      ------------------

    Loss from operations                               (3,176)   (3,683)

Other income (expenses):
  Gain on sale of equipment                                 -     6,252
  Interest income                                           2        32
  Interest expense                                        (43)     (839)
  Other                                                    (2)       40
                                                      ------------------


Income (loss) before benefit (provision) for income
  taxes and minority interest                          (3,219)    1,802

Benefit (provision) for income taxes                       79      (536)
                                                      ------------------

Income (loss) before minority interest                 (3,140)    1,266

Minority interest                                          97       241
                                                      ------------------

Net income (loss)                                     $(3,043)  $ 1,507
                                                      ==================

Net income (loss) applicable to common stockholders   $(3,296)  $ 1,169
                                                      ==================

Net income (loss) per share-basic                     $ (0.33)  $  0.12
                                                      ==================

Net income (loss) per share-diluted                   $ (0.33)  $  0.05
                                                      ==================

Weighted average shares outstanding-basic              10,112    10,112
                                                      ==================

Weighted average shares outstanding-diluted            10,112    23,142
                                                      ==================


                   The accompanying notes are an integral part of these consolidated financial statements.

                                               ENVIRONMENTAL  SAFEGUARDS,  INC.
                                       CONSOLIDATED STATEMENT OF STOCKHOLDERS'' EQUITY
                                                         __________
                                            (IN THOUSANDS, EXCEPT SHARE AMOUNTS)



                                                                                                                    TOTAL
                                         SERIES B    SERIES C    SERIES D            ADDITIONAL                    STOCK-
                                        PREFERRED   PREFERRED   PREFERRED   COMMON     PAID-IN     ACCUMULATED    HOLDERS'
                                          STOCK       STOCK       STOCK      STOCK     CAPITAL       DEFICIT       EQUITY
                                        ------------------------------------------------------------------------------------
Balance as of December 31, 2000                  3           -           1       10       14,935        (9,285)       5,664

Issuance of 188,571 warrants to pur-
  chase common stock in connection
  with senior secured debt (Note 4)              -           -           -        -           46             -           46

Dividends on Series D Preferred stock            -           -           -        -            -          (338)        (338)

Net income                                       -           -           -        -            -         1,507        1,507
                                        ------------------------------------------------------------------------------------

Balance as of December 31, 2001                  3           -           1       10       14,981        (8,116)       6,879

Dividends on Series D Preferred stock            -           -           -        -            -          (253)        (253)

Net loss                                         -           -           -        -            -        (3,043)      (3,043)
                                        ------------------------------------------------------------------------------------

Balance as of December 31, 2002         $        3  $        -  $        1  $    10  $    14,981  $    (11,412)  $    3,583
                                        ====================================================================================


                   The accompanying notes are an integral part of these consolidated financial statements.

                         ENVIRONMENTAL SAFEGUARDS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   __________
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                           ------------------
                                                             2002      2001
                                                           ------------------
Cash flows from operating activities:
  Net income (loss)                                        $(3,043)  $ 1,507
  Adjustment to reconcile net loss to net cash used by
    operating activities:
    Minority interest                                          (97)     (241)
    Deferred tax expense                                         -        30
    Depreciation expense                                     1,218     2,080
    Amortization of acquired engineering design and
      technology                                               408       408
    Amortization of discount                                     -       344
    Gain on sale of equipment                                    -    (6,252)
    Changes in operating assets and liabilities:
      Accounts receivable                                    1,212      (286)
      Prepaid expenses and other assets                        (37)      (55)
      Accounts payable                                        (115)      (10)
      Accrued liabilities                                      (58)     (195)
      Income taxes payable                                    (254)       34
                                                           ------------------

        Net cash used by operating activities                 (766)   (2,636)
                                                           ------------------

Cash flows from investing activities:
  Proceeds from sale of equipment                                -     6,900
  Purchases of equipment                                      (185)     (260)
                                                           ------------------

        Net cash provided (used) by investing activities      (185)    6,640
                                                           ------------------

Cash flows from financing activities:
  Proceeds from notes payable to stockholders                  250         -
  Payments on long-term debt                                     -    (5,406)
  Dividends paid on Series C and Series D preferred
    stock                                                        -      (199)
  Distribution to minority interest                              -      (669)
                                                           ------------------

        Net cash provided (used) by financing activities       250    (6,274)
                                                           ------------------

Net decrease in cash and cash equivalents                     (701)   (2,270)

Cash and cash equivalents, beginning of year                   798     3,068
                                                           ------------------

Cash and cash equivalents, end of year                     $    97   $   798
                                                           ==================


Supplemental disclosure of cash flow information:

  Cash paid for interest                                   $     -   $   695
                                                           ==================

  Cash paid for income taxes                               $     -   $   472
                                                           ==================


                   The accompanying notes are an integral part of these consolidated financial statements.

                         ENVIRONMENTAL SAFEGUARDS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   __________

1.   ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES
     ----------------------------------------------------

     Environmental Safeguards, Inc. (the "Company") provides environmental remediation and hydrocarbon reclamation/recycling services principally to oil and gas companies, using proprietary Indirect Thermal Desorption ("ITD") technology. To date the primary service offered by the Company has been the remediation of soil contaminated by oil-based drill cuttings and the subsequent recovery of diesel and synthetic oils.

     PRINCIPLES  OF  CONSOLIDATION
     -----------------------------

     The consolidated financial statements include the accounts of the Company and its majority owned or controlled subsidiaries after elimination of all significant intercompany accounts and transactions.

     MANAGEMENT  ESTIMATES
     ---------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. These estimates mainly involve the useful lives of property and equipment, the valuation of deferred tax assets and the realizability of accounts receivable.

     RESEARCH  AND  DEVELOPMENT
     --------------------------

     Research and development activities are expensed as incurred, including costs relating to patents or rights which may result from such expenditures.

     REVENUE  RECOGNITION
     --------------------

     Revenue is recognized at the time services are performed, or in the event of the sale of an ITD unit, when the equipment is shipped.

     CONCENTRATIONS  OF  CREDIT  RISK
     --------------------------------

     Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with major financial institutions selected based upon management's assessment of the banks' financial stability. Balances periodically exceed the $100,000 federal depository insurance limit. The Company has not experienced any losses on deposits. Accounts receivable generally arise from sales of services to customers operating in the United States and Latin America. Collateral is generally not required for credit granted. As of December 31, 2002 all of the Company's trade receivables were due from two customers for services performed in the United States and Mexico. The Company has in place insurance to cover certain exposure in its foreign operations and provides allowances for potential credit losses when necessary.

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

1.   ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     ----------------------------------------------------------------

     CASH  EQUIVALENTS
     -----------------

     The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

     PROPERTY  AND  EQUIPMENT
     ------------------------

     Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 8 years for ITD Units and 3 to 5 years for office furniture and equipment and transportation and other equipment. Effective October 1, 2002, the Company changed the estimated useful lives of ITD units from 5 to 8 years to more accurately reflect the Company's experience with useful lives of ITD units (See Note 3). Additions or improvements that increase the value or extend the life of an asset are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. Disposals are removed from the accounts at cost less accumulated depreciation and any gain or loss from disposition is reflected currently in other income/expenses in the statement of operations.

     INCOME  TAXES
     -------------

     The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management's assessment as to their realization.

     STOCK-BASED  COMPENSATION
     -------------------------

     Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") established financial accounting and reporting standards for stock-based employee compensation plans. It defined a fair value based method of accounting for an employee stock option or similar equity instrument and encouraged all entities to adopt that method of accounting for all of their employee stock compensation plans and include the cost in the income statement as compensation expense. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". The Company accounts for compensation cost for stock option plans in accordance with APB Opinion No. 25.

     ACQUIRED  ENGINEERING  DESIGN  AND  TECHNOLOGY
     ----------------------------------------------

     Acquired engineering design and technology represents the intangible value associated with certain proprietary equipment and process designs acquired by the Company in the acquisition of OnSite Technology, L.L.C. ("OnSite") in 1997. This intangible asset is being amortized over an estimated useful life of 8 years using the straight-line method.

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

1.   ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     ----------------------------------------------------------------

     IMPAIRMENT  OF  LONG-LIVED  ASSETS
     ----------------------------------

     In the event facts and circumstances indicate the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required. Given the homogeneous nature and geographic deployment flexibility of such assets, and based upon a recent evaluation by management, an impairment write-down of the Company's long-lived assets was not deemed necessary.

     Management has evaluated the carrying value of long-lived assets, including associated intangibles. An evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required. Given the homogeneous nature and geographic deployment flexibility of such assets, and based upon this evaluation by management, impairment of the Company's long-lived assets has not been deemed necessary.

     TRANSLATION  OF  FOREIGN  CURRENCIES
     ------------------------------------

     The financial statements of foreign subsidiaries are measured as if the functional currency were the U.S. dollar. The remeasurement of local currencies into U.S. dollars creates translation adjustments which are included in net income.

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     ---------------------------------------

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS
     --------------------------------------------

     In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," which requires all business combinations initiated after June 30, 2001 be accounted for using the purchase method. In addition, SFAS No. 141 further clarifies the criteria to recognize intangible assets separately from goodwill. Specifically, SFAS No. 141 requires that an intangible asset may be separately recognized only if such an asset meets the contractual-legal criterion or the separability criterion. The implementation of SFAS No. 141 did not have a material impact on the Company's results of operations or financial position.

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------------

     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED
     --------------------------------------------------------

     In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," under which goodwill and intangible assets with indefinite useful lives are no longer amortized but will be reviewed for impairment annually, or more frequently if certain events or changes in circumstances indicate that the carrying value may not be recoverable. The impairment test for goodwill involves a two-step process: step one consists of a comparison of the fair value of a reporting unit with its carrying amount, including the goodwill allocated to each reporting unit. If the carrying amount is in excess of the fair value, step two requires the comparison of the implied fair value of the reporting unit goodwill with the carrying amount of the reporting unit goodwill. Any excess of the carrying value of the reporting unit goodwill over the implied fair value of the reporting unit goodwill will be recorded as an impairment loss. The impairment test for intangible assets with indefinite useful lives consists of a comparison of fair value to carrying value, with any excess of carrying value over fair value being recorded as an impairment loss. Intangible assets with finite useful lives will continue to be amortized over their useful lives and will be reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The implementation of SFAS No. 142 at did not have a material impact on the Company's results of operations or financial position.

     In August 2001, the FASB issued SFAS No. 144, which supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and certain provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 retains the fundamental provisions of SFAS No. 121 related to: (i) the recognition and measurement of the impairment of long-lived assets to be held and used, and (ii) the measurement of long-lived assets to be disposed by sale. It provides more guidance on estimating cash flows when performing recoverability tests, requires long-lived assets to be disposed of other than by sale to be classified as held and used until disposal, and establishes more restrictive criteria to classify long-lived assets as held for sale. In addition, SFAS No. 144 supersedes the accounting and reporting provisions of APB Opinion No. 30 for the disposal of a segment of a business. However, it retains the basic provisions of APB Opinion No. 30 to report discontinued operations separately from continuing operations and extends the reporting of a discontinued operation to a component of an entity. The implementation of SFAS No. 144 did not have a material impact on the Company's results of operations or financial position.

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

1.   ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     ----------------------------------------------------------------

     RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED
     --------------------------------------------------------

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a
     Restructuring)." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. In addition, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002, but early adoption is permitted. The Company is currently evaluating the adoption date; however the impact of its adoption is not expected to have a significant impact on the Company's financial position or results of operations.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation", which amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, "Interim Financial Reporting", to require disclosure of those effects in interim financial statements. SFAS No. 148 is effective for fiscal years ended after December 15, 2002, but early adoption is permitted. The Company will adopt SFAS No. 148 on January 1, 2003; however, the Company does not expect that adoption will have a significant impact on its financial reporting.

2.   LIQUIDITY  ISSUES
     -----------------

     During the year ended December 31, 2002 and 2001, the Company faced significant liquidity issues that caused the Company's prior independent accountants to include an explanatory paragraph in their auditor's report on the Company's consolidated financial statements, as of December 31, 2001 and for the two years in the period then ended, describing the uncertainty about the Company's ability to continue as a going concern. Below is an analysis of the circumstances that led to a going concern explanatory paragraph in the Company's 2001 financial statements, followed by a description of changes in circumstances that resulted in the current auditors issuing an unqualified opinion, without a going concern explanatory paragraph, on the Company's 2002 financial statements.

     BACKGROUND  AND  2001  CIRCUMSTANCES
     ------------------------------------

     Since its inception, the Company has expended a significant portion of its resources to develop markets and industry awareness of the capabilities of its indirect thermal desorption recycling process. The Company's efforts have been focused on the development, production and sale of environmental recycling technologies and services to oil and gas industry participants, waste management companies and other industrial customers. The Company's efforts to develop markets and produce equipment have required significant amounts of capital including long-term debt secured by the Company's ITD units and related ITD

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

2.   LIQUIDITY  ISSUES,  CONTINUED
     -----------------------------

     BACKGROUND  AND  2001  CIRCUMSTANCES,  CONTINUED
     ------------------------------------------------

     technology. With the exception of the profitability impact from the Company's sale of three ITD units and certain licensing rights in late 2001 (as noted below and in Note 3), the Company has incurred recurring net losses and has been dependent on revenue from a limited customer base to provide cash flows. These factors were the basis for the Company's predecessor auditor's conclusion that at December 31, 2001, substantial doubt existed about the Company's ability to continue as a going concern.

     The Company is continually seeking to obtain service contracts in the markets that it serves. In December 2001, the Company completed the sale of three of its ITD units and certain licensing rights, and the proceeds were used to pay off all the Company's senior debt.

     At December 31, 2001, the Company's predecessor auditor believed that the Company's long-term viability as a going concern was dependent on the repositioning of its asset base and the achievement of a sustaining level of profitability. To the extent the Company's cash reserves and future cash flows from operations were insufficient to meet future cash requirements, the Company would need to raise funds through the infusion of equity, the issuance of debt securities or the sale of ITD units. Doubt existed as to whether such financing would be available on terms acceptable to the Company or at all. Further, the sale of additional equity or convertible debt securities may result in dilution to the Company's stockholders. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     NEW DEVELOPMENTS SUBSEQUENT TO DECEMBER 31, 2002
     ------------------------------------------------

     In January and March 2003, the Company entered into two important agreements that management believes will provide cash resources sufficient to cover the Company's 2003 cash requirements. The first agreement is a processing contract with a major waste management and disposal contractor for services at a facility in Arkansas. The second agreement is a $1,500,000 long-term financing arrangement collateralized by certain of the Company's ITD units. (See Note 14)

     OTHER
     -----

     Management has evaluated the carrying value of long-lived assets, including associated intangibles. An evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the assets to their carrying amount to determine if a write-down to market value or discounted cash flow is required. Given the homogeneous nature and geographic deployment flexibility of such assets, and based upon this evaluation by management, impairment of the Company's long-lived assets has not been deemed necessary.

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

3.   PROPERTY  AND  EQUIPMENT
     ------------------------

     Property and equipment consists of the following at December 31, 2002 (in thousands):

       ITD Remediation/Recycling Units and
         auxiliary equipment                                 $11,962
       Office furniture and equipment                             36
       Transportation and other equipment                         49
                                                             -------

                                                              12,047
       Less accumulated depreciation                           6,541
                                                             -------

       Property and equipment, net                           $ 5,506
                                                             =======

     On October 1, 2002, the Company changed the depreciable lives of its ITD units from five to eight years. This change in estimate was made to more accurately reflect the Company's experience concerning the useful life of its equipment and to conform with industry practices for similar equipment. The change in estimate, which is being applied on a prospective basis, resulted in a decrease in depreciation expense and net loss of $215,000 for the year ended December 31, 2002. The change reduced basic and diluted loss per share by $0.02 and, accordingly, if the change in estimate had not been adopted by the Company, basic and diluted net loss per share for the year ended December 31, 2002 would have been $0.35 per share.

     On August 23, 2001, the Company entered into a contract to sell three of its used ITD units to a customer in Mexico. The total sales price for the ITD units was $6,900,000 and the Company recognized a gain on the sale of $6,252,000, which is presented in other income in the accompanying statement of operations. In connection with the sale, the Company granted its customer in Mexico an exclusive license for, and right to use, ITD technology in Mexico (subject to an existing agreement) and an option to acquire a fourth ITD unit from the Company

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

4.   NOTES  PAYABLE  TO  RELATED  PARTIES
     ------------------------------------

     In July 2002, the Company obtained uncollateralized loans totaling $250,000 from Cahill Warnock Strategic Partners, L.P. and Strategic Associates, L.P. These loans bear interest of 12% per year and were originally due in January 2003 but have been extended to September 2003. David Warnock, a director of the Company, is a general partner of Cahill Warnock Strategic Partners, L.P. and a managing member of the general partner of Strategic Associates, L.P.

5.   OTHER  ACCRUED  LIABILITIES
     ---------------------------

     Other accrued liabilities consists of the following at December 31, 2002 (in thousands):

     Accrued property and franchise taxes                     $ 15
     Accrued professional fees                                  40
     Accrued joint-company expenses                            332
     Accrued capital improvements                               80
     Accrued executive salaries                                116
     Accrued operating costs                                     9
                                                              ----

                                                              $592
                                                              ====

6.   LEASE  COMMITMENTS
     ------------------

     The Company leases office space and a storage and maintenance area for its equipment under operating leases. The leases have a remaining term of less than one year. Management intends to replace these leases in the normal course of business. Rental expense under operating leases was $52,000 and $100,000 during the years ended December 31, 2002 and 2001, respectively.

7.   INCOME  TAXES
     -------------

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2002 were as follows (in thousands):


     Deferred tax liabilities:
       Basis of property and equipment                    $   150
                                                          --------

         Total deferred tax liabilities                       150
                                                          --------

     Deferred tax assets:
       Net operating loss carryforwards                     2,040
       All other, net                                         340
                                                          --------

         Total deferred tax assets                          2,380
                                                          --------

       Valuation allowance                                 (2,230)
                                                          --------

                                                              150
                                                          --------

         Net deferred tax assets                          $     -
                                                          ========

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

7.   INCOME  TAXES,  CONTINUED
     -------------------------

     For financial reporting purposes, income before provision for income taxes and minority interest includes the following components (in thousands):

                                                      2002      2001
                                                    ------------------

       United States                                $(2,931)  $ 4,839
       Foreign                                         (288)   (3,037)
                                                    ------------------

         Income (loss) before provision for income
           taxes and minority interest              $(3,219)  $ 1,802
                                                    ==================

     Significant components of the benefit (provision) for income taxes are as follows (in thousands):

                                                        2002    2001
                                                        -------------
       Current:
         Federal                                        $  79  $(247)
         Foreign                                            -   (259)
                                                        -------------

           Total current                                   79   (506)
                                                        -------------

       Deferred:
         Federal                                            -      -
         Foreign                                            -    (30)
                                                        -------------

           Total deferred                                   -    (30)
                                                        -------------

             Benefit (provision) for income taxes       $  79  $(536)
                                                        =============

     The differences between the statutory income tax rate and the Company's effective income tax rate are as follows:

                                                        2002   2001
                                                        ------------

       Federal statutory rate                             34%  (34%)
       State income taxes                                  -    (9%)
       Foreign income taxes                                -   (10%)
       Foreign tax credits and other                    (16%)  (38%)
       Change in valuation allowance                    (18%)    61%
                                                        ------------

             Benefit (provision) for income taxes          2%  (30%)
                                                        ============

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

7.   INCOME  TAXES,  CONTINUED
     -------------------------

     As of December 31, 2002, for U.S. federal income tax reporting purposes, the Company has approximately $6,000,000 of unused net operating losses ("NOLs") available for carryforward to future years. The benefit from carryforward of such NOLs will expire during the years ended December 31, 2003 to 2022. Because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income. Based on such limitation, the Company has significant NOL carryforwards for which realization of tax benefits is uncertain. Further, the benefit from utilization of NOL carryforwards could be subject to limitations if material ownership changes occur in the Company. Based on such limitations, the Company has significant NOL's for which realization of tax benefits is uncertain.

8.   STOCKHOLDERS'  EQUITY
     ----------------------

     The Company's articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with characteristics determined by the Company's board of directors. Effective December 17, 1997, the board of directors authorized the issuance and sale of up to 5,000,000 shares of Series B convertible preferred stock and up to 400,000 shares of Series C non-voting non-convertible preferred stock. During the year ended December 31, 2000, the board of directors authorized the issuance of up to 400,000 shares of Series D convertible preferred stock.

     SERIES  B  CONVERTIBLE  PREFERRED  STOCK
     ----------------------------------------

     In 1997, the Company issued 3,771,422 shares of $0.001 par value Series B convertible preferred stock for $4,000,000, or $1.06 per share. Dividends are paid at the same rate as common stock based upon the conversion rate. The Series B convertible preferred stock can be converted to common stock at any time at the option of the holder. The initial rate is 1 common share for each preferred share; however, the conversion rate is subject to adjustments to prevent dilution. The holders of the Series B convertible preferred stock have essentially the same voting rights as the holders of common stock. The Series B convertible preferred stock has a liquidation preference of $1.06 per share plus any unpaid dividends.

     SERIES  C  PREFERRED  STOCK
     ---------------------------

     In 1997, the Company issued 400,000 shares of Series C non-voting preferred stock with a $0.001 per share par value and a $10 per share stated value. The Series C preferred stock carried a quarterly dividend payable in arrears of prime plus 1.5% based on the stated value of the stock. The Series C preferred stock was redeemable at the option of the Company at a price of $10 per share plus any unpaid dividends. Proceeds of $4,000,000 from the Series C preferred stock were recorded net of a discount of $809,000, which included related offering costs incurred and the allocation of a portion of the proceeds to the warrants issued to the same investors. The Series C preferred stock was accreted to its liquidation value over a period of 26 months to February 17, 2000. The accretion of the Series C preferred stock was deducted from the net loss to derive the net loss applicable to common stockholders in the calculation of earnings per share (See Note 9). As described below, during 2000, Series C preferred stock was exchanged for Series D convertible preferred stock.

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

8.   STOCKHOLDERS'  EQUITY,  CONTINUED
     ---------------------------------

     SERIES  D  PREFERRED  STOCK
     ---------------------------

     During 2000, the Company exchanged 400,000 newly issued shares of Series D convertible Preferred Stock for Series C non-convertible Preferred Stock held by the Company's primary lender. The newly issued shares of Series D Preferred stock are convertible into common stock at a conversion price of $2.25 per share until December 31, 2002, and a conversion price of $1.00 after December 31, 2002.

     In the event of a default under the loan agreement, the conversion price was originally the lesser of $1.00 per share or the averaging thirty-day trailing price; however, in March 2001, the conversion price was fixed at $0.37. The conversion feature associated with the 400,000 shares of Series D Preferred Stock was valued at $168,000 based on an independent appraisal. The value of the conversion feature, representing unaccreted discount, was amortized to expense over the remaining term of the debt using the effective interest method. Other than the conversion feature of the Series D Preferred Stock, its features and preferences are the same as the Series C Preferred Stock.

     The Series D preferred stock carried a quarterly dividend payable in arrears of prime (4.25% at December 31, 2002) plus 1.5% based on the stated value of the stock. The Series D preferred stock is redeemable at the option of the Company at a price of $10 per share plus any unpaid dividends. The holders of Series D preferred stock have deferred their dividend payments, totaling $617,000 at December 31, 2002, until October 31, 2003.

     STOCK  OPTION  PLAN
     -------------------

     The Company has adopted the 1998 Stock Option Plan (the "Option Plan") under which incentive stock options for up to 800,000 shares of the Company's common stock may be awarded to officers, directors and key employees. The Option Plan is designed to attract and reward key executive personnel. At December 31, 2002, 547,500 of the 800,000 shares of common stock reserved for the issuance under the Option Plan have been granted and remain outstanding.

     Stock options granted pursuant to the Option Plan expire not more than ten years from the date of grant and typically vest over two years, with 50% vesting after one year and 50% vesting in the succeeding year. All of the options granted by the Company were granted at an option price equal to the fair market value of the common stock at the date of grant.

     STOCK  OPTIONS
     --------------

     The Company periodically issues incentive stock options to key employees, officers, and directors to provide additional incentives to promote the success of the Company's business and to enhance the ability to attract and retain the services of qualified persons. The issuance of such options are approved by the Board of Directors. The exercise price of an option granted is determined by the fair market value of the stock on the date of grant.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options is greater than or equals the market price of the underlying stock on the date of grant, no compensation expense has been recognized.

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

8.   STOCKHOLDERS'  EQUITY,  CONTINUED
     ---------------------------------

     STOCK  OPTIONS,  CONTINUED
     --------------------------

     Proforma information regarding net income and earnings per share is required by Statement 123, is determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. No options were granted in 2002 or 2001 and, accordingly, no option pricing assumptions or proforma information is presented.

     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     There were no stock options granted, exercised, expired or forfeited during the years ended December 31, 2002 or 2001. The weighted average exercise price of options outstanding at December 31, 2002 and 2001 was $1.38 per share. All outstanding stock options are exercisable at December 31, 2002 and 2001. A summary of outstanding stock options at December 31, 2002, follows:

                                          REMAINING
     NUMBER OF COMMON                    CONTRACTUAL
     STOCK EQUIVALENTS  EXPIRATION DATE  LIFE (YEARS)  EXERCISE PRICE
     -----------------  ---------------  ------------  ---------------
             2,470,300    November 2005           2.9  $          0.60
               112,500    March 2007              4.2             1.44
               480,000    March 2007              4.2             2.50
                35,000    November 2007           4.9             1.44
               356,813    December 2007           5.0             1.44
               613,831    December 2007           5.0             3.00
                 1,053    January 2008            5.1             2.38
                   800    January 2008            5.1             3.12
                   770    January 2008            5.1             3.25
                   625    January 2008            5.1             4.00
                47,053    April 2008              5.7             5.00
               122,417    April 2008              5.7             1.44
               547,500    December 2008           6.0             1.69
     -----------------

             4,788,662
     =================

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________


8.   STOCKHOLDERS''  EQUITY,  CONTINUED
     ----------------------------------

     STOCK WARRANTS
     --------------

     Following is a summary of stock warrant activity:

                                 NUMBER OF  EXERCISE      WEIGHTED
                                  SHARES      PRICE    AVERAGE PRICE
                                 ------------------------------------
     Warrants outstanding as of
       December 31, 2000         1,124,209  $    0.01  $         0.01

       Issued                      188,571  $    0.01  $         0.01
       Canceled                          -          -               -
       Exercised                         -          -               -
                                 ---------

     Warrants outstanding as of
       December 31, 2001         1,312,780  $    0.01  $         0.01

       Issued                            -          -               -
       Canceled                          -          -               -
       Exercised                         -          -               -
                                 ---------

     Warrants outstanding as of
       December 31, 2002         1,312,780  $    0.01  $         0.01
                                 =========

     All warrants outstanding were issued in connection with the funding of certain notes payable that were repaid in 2001. All warrants bear an exercise price of $0.01 per share, are currently exercisable, and expire in December 2007.

9.   EARNINGS  PER  SHARE
     --------------------

     Basic earnings per common share are based on the weighted average number of common shares outstanding in each year and after preferred stock dividend requirements. Diluted earnings per common share assume that any dilutive convertible debentures and convertible preferred shares outstanding at the beginning of each year were converted at those dates, with related interest, preferred stock dividend requirements and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options for which market price exceeds exercise price, less shares which could have been purchased by the Company with related proceeds. The convertible preferred stock and outstanding stock options and warrants were not included in the computation of diluted earnings per common share for 2002 since their effect was antidilutive.

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

9.   EARNINGS  PER  SHARE,  CONTINUED
     --------------------------------

     The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share information):

                                                          2002      2001
                                                        ------------------
     Numerator:
       Net income (loss)                                $(3,043)  $ 1,507

       Less: Series C and D Preferred stock dividends
         ($0.63 and $0.85 per share in 2002 and
         2001, respectively)                               (253)     (338)
                                                        ------------------

       Net income (loss) applicable to common
         stockholders-numerator for basic and diluted
         earnings per share                             $(3,296)  $ 1,169
                                                        ==================

     Denominator:
       Denominator for basic earnings per share-
         weighted average shares                         10,112    10,112

       Effect of dilutive securities:
         Warrants                                             -     1,069
         Convertible Series B preferred stock                 -     2,734
         Convertible Series D preferred stock                 -     9,227
                                                        ------------------

       Dilutive potential common shares                       -    13,030
                                                        ------------------

       Denominator for diluted earnings per share-
         adjusted weighted average shares and assumed
         conversions                                     10,112    23,142
                                                        ==================

     Basic earnings per share                           $ (0.33)  $  0.12
                                                        ==================

     Diluted earnings per share                         $ (0.33)  $  0.05
                                                        ==================

     The following table sets forth the computation of basic and diluted earnings per share (in thousands):

                                                                    2002     2001
                                                                  -----------------
     Numerator:
       Net income (loss)                                          $(3,043)  $1,507
       Less: Series C and D Preferred stock dividends
                   ($0.63 and $0.85 per share) in 2002 and
                   2001, respectively                                (253)    (338)
                                                                  -----------------
       Net income (loss) applicable to common
                  stockholders-numerator for basic and diluted
                   earnings per share                             $(3,296)  $1,169
                                                                  =================

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

10.  401(K)  SALARY  DEFERRAL  PLAN
     ------------------------------

     The Company has a 401(k) salary deferral plan (the ""Plan"") which became effective on January 1, 1998, for eligible employees who have met certain service requirements. The Plan does not provide for Company matching or discretionary contributions and, accordingly, the Company recognized no expense under the Plan in 2002 or 2001.

11.  LITIGATION
     ----------

     In July 2002, OnSite filed a lawsuit styled OnSite Technology LLC v. Duratherm, Inc., Duratherm Group, Inc., Steven R. Heuer and Victor R. Reynolds; Civil Action No. H-02-2624; In the United States District Court for the Southern District of Texas against Duratherm, Inc. and Duratherm Group, Inc., Steven R. Heuer and Victor R. Reynolds. OnSite's lawsuit alleges that Duratherm's remediation operations at its Galveston County, Texas facility infringed on OnSite's U.S. Patent No. 5,738,031 and requested a declaratory judgment that OnSite's operation of its remediation process does not infringe either of Heuer and Reynolds' U.S. Patent Nos. 4,990,237 and 5,269,906 over which Duratherm alleges control. The Defendants have filed an answer asserting that they do not infringe on OnSite's patent and that such patent is invalid. The defendants'' denial that any controversy exists between the parties regarding the Heuer and Reynolds'' patents has been rejected by the court. This case is in the early stages of discovery.

     In July 2002, OnSite also initiated litigation styled OnSite Technology, LLC v. Duratherm, Inc. et al.; Cause No. 02CV0801; In the 56th Judicial District Court of Galveston County, Texas, against Duratherm, Inc., Duratherm Group, Inc., Barry Hogan and Jim Hogan. This lawsuit alleges that in November 1999, OnSite and Waste Control Specialists, L.L.C. ("WCS") entered into a contract wherein OnSite would, among other things, provide the necessary services, supplies and equipment to perform recycling and remediation services utilizing an indirect thermal desorption unit as specified therein. On information and belief, in late July or early August 2000, Defendants, acting in concert through Duratherm, Inc., sent or caused to be sent a letter(s) and/or other communication(s) to WCS, which OnSite alleges contained statements that were false and intended to deceive WCS, as to OnSite and OnSite's technology and indirect thermal desorption unit. As a result of such false, deceptive and malicious statements, WCS terminated its contract with OnSite.In August 2000, Duratherm, Inc. filed suit against OnSite and WCS in the United States District Court for the Southern District of Texas under Civil Action No. H-00-2727, which suit was subsequently dismissed with prejudice by the United States District Judge. OnSite alleges that such suit was malicious and contained false statements and allegations about OnSite and OnSite''s technology and indirect thermal desorption unit. In February 2003 OnSite amended its petition to add John
     C. Hilliard as a defendant and to add as a claim against the defendants, the loss of a prospective contract with ExxonMobil. OnSite has also amended its petition to include as a defendant Duratherm's counsel, Conley Rose P.C., (for purposes of injunctive relief). The causes of action alleged by OnSite against the Defendants are (i) interference with contract; (ii) unfair competition and business disparagement; (iii) unjust enrichment; and
     (iv) injury to OnSite's business reputation. OnSite is seeking actual, consequential, incidental and compensatory damages, including, but not limited to, disgorgement, pre- and post-judgment interest, attorney's fees and costs and exemplary and punitive damages. OnSite is also seeking to enjoin these defendants and Duratherm's counsel, Conley Rose P.C., from interfering with the current and prospective business relationships of OnSite with regard to the thermal desorption units. The Defendants in this litigation, other than John C. Hilliard,

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

11.  LITIGATION,  CONTINUED
     ----------------------

     have filed an answer denying the allegations contained in OnSite''s petition. The answers from John C. Hilliard and Conley Rose P.C. are not yet due as of March 26, 2003. This case is in the early stages of discovery.

     The Company is from time to time involved in other litigation incidental to its business, which at times involves claims for significant monetary amounts, some of which would not be covered by insurance. Presently the Company has no existing litigation.

12.  RELATED  PARTY  TRANSACTIONS
     ----------------------------

     In July 2002, the Company obtained uncollateralized loans totaling $250,000 from certain stockholders (See Note 4). In March 2001 and September 2000, the Company entered into agreements with its primary lenders and holders of its outstanding preferred stock to defer various principal and interest payments on its senior debt. The senior debt was fully repaid in December 2001.

13.  SEGMENT,  GEOGRAPHIC  AND  MAJOR  CUSTOMERS  INFORMATION
     --------------------------------------------------------

     The Company currently operates in the environmental remediation and hydrocarbon reclamation/recycling services. Substantially all revenues result from the sale of services using the Company's ITD units. The Company's reportable segments are based upon geographic area and all intercompany revenue and expenses are eliminated in computing revenues and operating income (loss).

     All foreign subsidiaries of the Company operate with the U.S. dollar as their functional currency and, accordingly, no cumulative translation adjustment is presented in the accompanying balance sheet.

     The Company and OnSite share office facilities and certain employees. Shared costs are generally specifically identified by company; however, certain costs must be allocated based upon management's estimates.

     The corporate component of operating income (loss) represents corporate general and administrative expenses. Corporate assets include cash and cash equivalents, and restricted cash investments.

     Following  is  a  summary  of  segment  information:

                                                            2002    2001
                                                            -------------
     Revenue (in thousands):
       United States                                        $  49  $  140
       Latin America                                          894   2,847
                                                            -------------

         Total revenue                                      $ 943  $2,987
                                                            =============

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

13.  SEGMENT, GEOGRAPHIC AND MAJOR CUSTOMER INFORMATION, CONTINUED
     -------------------------------------------------------------

                                                             2002      2001
                                                           ------------------
      Depreciation and Amortization (in thousands):
       United States                                       $ 1,624   $ 1,810
       United Kingdom                                            -       259
       Latin America                                             -       419
                                                           ------------------

         Total depreciation and amortization               $ 1,624   $ 2,488
                                                           ==================

     Income (Loss) From Operations (in thousands):
       United States                                       $(2,887)  $(2,930)
       United Kingdom                                            -      (559)
       Latin America                                           (94)       93
       Middle East                                            (194)     (286)
       Corporate                                                (1)       (1)
                                                           ------------------

         Total income (loss) from operations               $(3,176)  $ 3,683
                                                           ==================

     Interest Expense (in thousands):
       Corporate                                           $    42   $   839
                                                           ------------------

         Total interest expense                            $    42   $   839
                                                           ==================


     Benefit (Provision) For Income Taxes (in thousands):
       United States                                       $    79   $  (247)
       Latin America                                             -      (289)
                                                           ------------------

         Total benefit (provision) for income
           taxes                                           $    79   $  (536)
                                                           ==================


     Capital Expenditures (in thousands):
       United States                                       $   185   $   260
                                                           ------------------

         Total capital expenditures                        $   185   $   260
                                                           ==================

     Number of Customers:
       United States                                             1         1
       Latin America                                             1         3
                                                           ------------------

                                                                 2         4
                                                           ==================

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

13.  SEGMENT, GEOGRAPHIC AND MAJOR CUSTOMER INFORMATION, CONTINUED
     -------------------------------------------------------------

                                                2002
                                               ------
       Assets (in thousands):
         United States                         $3,400
         Latin America                            228
         Middle East                            3,397
         Corporate                                 54
                                               ------

           Total assets                        $7,079
                                               ======


       Long Lived Assets (in thousands):
         United States                         $3,320
         Latin America                              2
         Middle East                            3,390
                                               ------

           Total long lived assets             $6,712
                                               ======

     During the years ended December 31, 2002 and 2001, the Company's largest customer accounted for 95% and 93% of revenue, respectively.

14.  SUBSEQUENT  EVENTS
     ------------------

     In January 2003 we signed a contract to process various waste streams for Rineco Chemical Industries, Inc., an entity related to Rineco Recycling, LLC. The contract progresses in two phases. The pilot phase began upon the Company's delivery of its ITD Units to the site in Arkansas with all necessary permits and approvals. During the pilot phase the operating results of the ITD Unit were evaluated for performance and suitability for processing needs. The pilot phase, began on March 15, 2003 and, based on the results of the ITD Unit's performance, the contract moved into the operating phase on June 13, 2003. In the operating phase, the contract became a two year contract that automatically renews on a year-to-year basis unless sixty days advance notice is given by either party. The contract is subject early termination upon ninety days upon written notice by either party. The Company received a fixed fee for the pilot phase and the operating phase includes on a monthly base rate plus a flat rate per ton for waste processing in excess of amounts considered in the base rate.

     In March 2003 we obtained a loan of $1,500,000 from Rineco Recycling, LLC. The loan is to be funded in three $500,000 fundings (less $40,000 in origination fees per funding) on March 20, 2003 ; May 15, 2003; and July 15, 2003. The fundings have all been received. The loan is collateralized by three of our ITD units and bears interest at a stated rate of 12% per year. Principal payments are due in 20 quarterly installments of $75,000 beginning in August 2003 with the final payment due in May 2008. We issued 1,500,000 warrants to purchase shares of our common stock at an exercise price of $0.01 per share in connection with this loan and these warrants were valued at $345,000. The loan origination fees and warrants results in an effective interest rate on the loan of approximately 35% per year. This transaction made Rineco Recycling, LLC a related party and the beneficial owner of 13% of our common stock, although none of the warrants have been exercised.

     Also during March 2003, the Company negotiated an extension of the maturity date of $250,000 of un-collateralized related party notes payable to September 16, 2003 (See Note 4).

                         ENVIRONMENTAL SAFEGUARDS, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   __________

15.  NON-CASH  INVESTING  AND  FINANCING  ACTIVITIES
     -----------------------------------------------

     The Company engaged in certain non-cash investing and financing activities as follows (in thousands):

                                                                2002   2001
                                                                ------------
     Dividends declared but not yet paid.                       $ 253  $ 338

     Stock warrants issued to extend the due date of
         senior secured notes payable.                              -     46

                         ENVIRONMENTAL SAFEGUARDS, INC.
                                   __________




              UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

                         ENVIRONMENTAL SAFEGUARDS, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEET
                                   __________
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                            MARCH 31,   DECEMBER 31,
ASSETS                                                        2003         2002
                                                          ------------  ------------
                                                           (UNAUDITED)

Current assets:
  Cash and cash equivalents                               $       376   $        97
  Accounts receivable                                               -            97
  Prepaid expenses                                                184           173
                                                          ------------  ------------

    Total current assets                                          560           367

Property and equipment, net                                     5,395         5,506
Intangible asset - Acquired engineering design
  and technology, net                                           1,103         1,203
Other assets                                                        2             3
                                                          ------------  ------------

      Total assets                                        $     7,060   $     7,079
                                                          ============  ============


LIABILITIES AND STOCKHOLDERS'' EQUITY

Current liabilities:
  Notes payable to related parties                        $       250   $       250
  Accounts payable                                                157            31
  Dividends payable                                               675           617
  Accrued interest                                                 80            63
  Other accrued liabilities                                       733           592
                                                          ------------  ------------

    Total current liabilities                                   1,895         1,553

Long-term debt                                                    115             -

Minority interest                                               1,937         1,943

Commitments and contingencies

Stockholders'' equity:
  Preferred stock; Series B convertible; voting, $.001
    par value (aggregate liquidation value - $2,898);
    5,000,000 shares authorized; 2,733,686 shares issued
    and outstanding                                                 3             3
  Preferred stock; Series D convertible, non-voting,
    cumulative $.001 par value (aggregate liquidation
    value $4,000); 400,000 shares authorized, issued and
    outstanding                                                     1             1
  Common stock; $.001 par value;  50,000,000 shares
    authorized; 10,112,144 shares issued and outstanding           10            10
  Additional paid-in capital                                   15,326        14,981
  Accumulated deficit                                         (12,227)      (11,412)
                                                          ------------  ------------

    Total stockholders'' equity                                 3,113         3,583
                                                          ------------  ------------

      Total liabilities and stockholders'' equity         $     7,060   $     7,079
                                                          ============  ============

              The accompanying notes are an integral part of these
             unaudited consolidated condensed financial statements.

                         ENVIRONMENTAL SAFEGUARDS, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                                   __________
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                          THREE MONTHS
                                                         ENDED MARCH 31,
                                                         2003      2002
                                                       --------  --------

Revenue                                                $    53   $   502
Cost of revenue                                            219       935
                                                       --------  --------

  Gross margin                                            (166)     (433)

Selling, general and administrative expenses               477       660
Amortization of intangible asset - acquired
  engineering design and technology                        102       102
Research and development                                     -        15
                                                       --------  --------

    Loss from operations                                  (745)   (1,210)

Interest expense                                           (18)       (6)
                                                       --------  --------

Loss before minority interest                             (763)   (1,216)

Minority interest                                            6        38
                                                       --------  --------

Net loss                                               $  (757)  $(1,178)
                                                       ========  ========

Net loss applicable to common stockholders             $  (815)  $(1,240)
                                                       ========  ========

Net loss per share-basic and diluted                   $ (0.08)  $ (0.12)
                                                       ========  ========

Weighted average shares outstanding-basic and diluted   10,112    10,112
                                                       ========  ========

              The accompanying notes are an integral part of these unaudited consolidated condensed financial statements

                                             ENVIRONMENTAL SAFEGUARDS, INC.
                                    CONSOLIDATED STATEMENT OF STOCKHOLDERS'' EQUITY
                                                       __________
                                          (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                    TOTAL
                                         Series B    Series D           Additional                  Stock-
                                        PREFERRED   PREFERRED   COMMON   PAID-IN    ACCUMULATED    HOLDERS''
                                          STOCK       STOCK      STOCK   CAPITAL      DEFICIT       EQUITY
                                        ----------  ----------  -------  --------  -------------  -----------
Balance as of December 31, 2002         $        3  $        1  $    10  $ 14,981  $    (11,412)  $    3,583

Issuance of a warrant to purchase
  1,500,000 shares of common stock
  in connection with long-term
  debt (Note 4)                                  -           -        -       345             -          345

Dividends on Series D Preferred stock            -           -        -         -           (58)         (58)

Net loss                                         -           -        -         -          (757)        (757)
                                        ----------  ----------  -------  --------  -------------  -----------

Balance as of March 31, 2003            $     -  3  $        1  $    10  $ 15,326  $    (12,227)  $    3,113
                                        ==========  ==========  =======  ========  =============  ===========


                  The accompanying notes are an integral part of these consolidated financial statements.

                         ENVIRONMENTAL SAFEGUARDS, INC.
            UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
                                   __________
                                 (IN THOUSANDS)

                                                           THREE MONTHS
                                                          ENDED MARCH 31,
                                                         ----------------
                                                          2003     2002
                                                         ------  --------

Cash flows from operating activities:
  Net loss                                               $(757)  $(1,178)
  Adjustment to reconcile net loss to net cash provided
    by operating activities                                576     1,126
                                                         ------  --------

      Net cash used by operating activities               (181)      (52)
                                                         ------  --------

Cash flows from investing activities:
  Purchases of equipment                                     -       (63)
                                                         ------  --------

      Net cash used by investing activities                  -       (63)
                                                         ------  --------

Cash flows from financing activities:
  Net Proceeds from Note Payable                           460         -
                                                         ------  --------

      Net cash provided by financing activities            460         -
                                                         ------  --------

Net increase (decrease) in cash and cash equivalents       279      (115)

Cash and cash equivalents, beginning of period              97       798
                                                         ------  --------

Cash and cash equivalents, end of period                 $ 376   $   683
                                                         ======  ========


              The accompanying notes are an integral part of these
             unaudited consolidated condensed financial statements.

                         ENVIRONMENTAL SAFEGUARDS, INC.
                    SELECTED NOTES TO UNAUDITED CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS
                                   __________

1.   GENERAL
     -------

     The unaudited consolidated condensed financial statements included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted, pursuant to such rules and regulations. These unaudited consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of Environmental Safeguards, Inc. (the "Company") included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

     In the opinion of management, the unaudited consolidated condensed financial information included herein reflect all adjustments, consisting only of normal, recurring adjustments, which are necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the interim periods presented. The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for a full year or any other interim period.


2.   LIQUIDITY  AND  CAPITAL  RESOURCES
     ----------------------------------

     During the year ended December 31, 2002 and 2001, the Company faced significant liquidity issues that caused the Company's prior independent accountants to include an explanatory paragraph in their auditor's report on the Company's consolidated financial statements, as of December 31, 2001 and for the two years in the period then ended, describing the uncertainty about the Company's ability to continue as a going concern. Below is an analysis of the circumstances that led to a going concern explanatory paragraph in the Company's 2001 financial statements, followed by a description of changes in circumstances that resulted in the current auditors issuing an unqualified opinion, without a going concern explanatory paragraph, on the Company's 2002 financial statements.

     BACKGROUND  AND  2001  CIRCUMSTANCES

     Since its inception, the Company has expended a significant portion of its resources to develop markets and industry awareness of the capabilities of its indirect thermal desorption recycling process. The Company's efforts have been focused on the development, production and sale of environmental recycling technologies and services to oil and gas industry participants, waste management companies and other industrial customers. The Company's efforts to develop markets and produce equipment have required significant amounts of capital including long-term debt secured by the Company's ITD units and related ITD technology. With the exception of the profitability impact from the Company's sale of three ITD units and certain licensing rights in late 2001 (as noted below and in Note 3), the Company has incurred recurring net losses and has been dependent on revenue from a limited customer base to provide cash flows. These factors were the basis for the Company's predecessor auditor's conclusion that at December 31, 2001, substantial doubt existed about the Company's ability to continue as a going concern.


                                    Continued

                         ENVIRONMENTAL SAFEGUARDS, INC.
                    SELECTED NOTES TO UNAUDITED CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS
                                   __________


2.   LIQUIDITY  AND  CAPITAL  RESOURCES,  CONTINUED
     ----------------------------------------------

     The Company is continually seeking to obtain service contracts in the markets that it serves. In December 2001, the Company completed the sale of three of its ITD units and certain licensing rights, and the proceeds were used to pay off all the Company's senior debt.

     At December 31, 2001, the Company's predecessor auditor believed that the Company's long-term viability as a going concern was dependent on the repositioning of its asset base and the achievement of a sustaining level of profitability. To the extent the Company's cash reserves and future cash flows from operations were insufficient to meet future cash requirements, the Company would need to raise funds through the infusion of equity, the issuance of debt securities or the sale of ITD units. Doubt existed as to whether such financing would be available on terms acceptable to the Company or at all. Further, the sale of additional equity or convertible debt securities may result in dilution to the Company's stockholders. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     NEW  DEVELOPMENTS  IN  2003

     In January and March 2003, the Company entered into two important agreements that management believes will provide cash resources sufficient to cover the Company's 2003 cash requirements. The first agreement is a processing contract with a major waste management and disposal contractor for services at a facility in Arkansas. The second agreement is a $1,500,000 long-term debt arrangement collateralized by certain of the Company's ITD units. (See Note 4)

                                      Other

     Management has evaluated the carrying value of long-lived assets, including associated intangibles. An evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the assets to their carrying amount to determine if a write-down to market value or discounted cash flow is required. Given the homogeneous nature and geographic deployment flexibility of such assets, and based upon this evaluation by management, impairment of the Company's long-lived assets has not been deemed necessary.


3.   INCOME  TAXES
     -------------

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has provided for a deferred tax valuation allowance for cumulative net operating tax losses to the extent that the net operating losses may not be realized. The difference between the federal statutory income tax rate and the Company's effective income tax rate is primarily attributed to foreign income taxes and changes in valuation allowances for deferred tax assets related to U.S. net operating losses.


                                    Continued

                         ENVIRONMENTAL SAFEGUARDS, INC.
                    SELECTED NOTES TO UNAUDITED CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS
                                   __________


3.   INCOME  TAXES,  CONTINUED
     -------------------------

     The differences between the Federal statutory income tax rates and the Company's effective income tax rates were as follows:

                                                            THREE MONTHS
                                                           ENDED MARCH 31,
                                                             ------------
                                                             2003   2002
                                                             -----  -----

     Federal statutory rate                                  (34)%  (34)%
     Change in valuation allowance                              34     34
                                                             -----  -----

                                                                -%     -%
                                                             =====  =====

     As of March 31, 2003, for U.S. federal income tax reporting purposes, the Company has approximately $7,750,000 of unused net operating losses ("NOLs") to future years. The Company's NOLs do not include the undistributed losses from certain controlled foreign corporations. The benefit from such NOLs will expire during the years ending December 31, 2017 to 2023. Because United States of America tax laws limit the time during which NOLs may be applied against future taxable income, the Company may be unable to take full advantage of its NOLs for federal income tax purposes should the Company generate taxable income. Based on such limitation, the Company has significant NOLs for which realization of tax benefits is uncertain. The benefit from utilization of NOLs could be subject to limitations if material ownership changes occur in the Company.


4.   LONG-TERM  DEBT
     ---------------

     In January 2003 we signed a contract to process various waste streams for Rineco Chemical Industries, Inc., an entity related to Rineco Rcycling, LLC. The contract progresses in two phases. The pilot phase began upon the Company's delivery of its ITD Units to the site in Arkansas with all necessary permits and approvals. During the pilot phase the operating results of the ITD Unit were evaluated for performance and suitability for processing needs. The pilot phase, began on March 15, 2003 and, based on the results of the ITD Unit's performance, the contract moved into the operating phase on June 13, 2003. In the operating phase, the contract became a two year contract that automatically renews on a year-to-year basis unless sixty days advance notice is given by either party. The contract is subject early termination upon ninety days upon written notice by either party. The Company received a fixed fee for the pilot phase and the operating phase includes on a monthly base rate plus a flat rate per ton for waste processing in excess of amounts considered in the base rate.

     In March 2003 the Company received the first draw under a $1,500,000 long-term loan agreement with Rineco Recycling, LLC. The loan is to be funded in three $500,000 draws (less $40,000 in origination fees associated with each draw). The Company received all of the draws under this agreement. The loan is collateralized by three ITD units and bears interest at a stated rate of 12% per year. Principal payments are due in 20 quarterly installments of $75,000 beginning in August 2003 with the final payment due in May 2008.


                                    Continued

                         ENVIRONMENTAL SAFEGUARDS, INC.
                    SELECTED NOTES TO UNAUDITED CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS
                                   __________

5.   LONG-TERM  DEBT,  CONTINUED
     ---------------------------

     In connection with this long-term loan, the Company issued 1,500,000 warrants to purchase shares of common stock at an exercise price of $0.01 per share and these warrants were valued at $345,000. The loan origination fees and warrants results in an effective interest rate on the loan of approximately 35% per year. This transaction made Rineco Recycling, LLC a related party and the beneficial owner of 13% of our common stock, although none of the warrants have been exercised.

     Long-term debt as of March 31, 2003 consists of amounts due under the long-term debt agreement with Rineco Recycling, LLC. The long-term has an original face value of $500,000 and is carried net of unamortized loan costs of approximately $385,000 as of March 31, 2003. Such loan costs are being amortized over the term of the long-term debt using the interest method.

     Following is an analysis of long-term debt as of March 31, 2003, (In thousands):


     Contractual balance                                      $ 500

     Less unamortized loan costs                               (385)
                                                              ------

       Long-term debt                                           115

     Less current maturities                                      -
                                                              ------

       Long-term debt, net of current portion                 $ 115
                                                              ======


5.   LOSS  PER  SHARE
     ----------------

     The Company computes basic earnings per share based on the weighted average number of shares of common stock outstanding for the period, and includes common stock equivalents outstanding for the computation of diluted earnings per share. As a result of incurred net losses, for the three months ended March 31, 2003 and 2002 all common stock equivalents have been excluded from the calculation of earnings per share as their effect is anti-dilutive. In future periods, the calculation of diluted earnings per share may require that the Company's common stock equivalents (totaling 21,716,711 shares at March 31, 2003) be included in the calculation of the weighted average shares outstanding for periods in which net income is reported. Following is a reconciliation of net loss to the net loss available to common stockholders:

                                                         THREE  MONTHS  ENDED
                                                              MARCH  31,
                                                           ----------------
                                                            2003     2002
                                                           ------  --------
                                                            (IN THOUSANDS)

     Net loss                                              $(757)  $(1,178)
     Series D preferred stock dividends                      (58)      (62)
                                                           ------  --------

     Net loss available to common stockholders             $(815)  $(1,240)
                                                           ======  ========


                                    Continued

                         ENVIRONMENTAL SAFEGUARDS, INC.
                    SELECTED NOTES TO UNAUDITED CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS
                                   __________


6.   SEGMENT  INFORMATION
     --------------------

     The Company operates in the environmental remediation and hydrocarbon reclamation/recycling services industry. Substantially all revenue results from the sale of services using the Company's ITD units. The Company's reportable segments are based upon geographic area. All intercompany revenue and expenses have been eliminated.

     Following is a summary of segment information:

                                        THREE  MONTHS  ENDED
                                             MARCH  31,
                                      -----------------------
                                         2003         2002
                                      -----------  ----------
                                          (IN THOUSANDS)

     Revenue:
      United States                   $       53   $       -
      Latin America                            -         502
                                      -----------  ----------

         Total revenue                $       53   $     502
                                      ===========  ==========

     Loss from operations:
       United States                  $     (679)  $    (960)
       Latin America                          (-)       (129)
       Middle East                           (12)        (76)
       Corporate                             (54)        (45)
                                      -----------  ----------

         Total loss from operations   $     (745)  $  (1,210)
                                      ===========  ==========


                                        MARCH 31,   DECEMBER
                                          2003      31, 2002
                                      -----------  ----------
                                           (IN THOUSANDS)

     Assets:
       United States                  $    3,457   $   3,400
       Latin America                         205         228
       Middle East                         3,394       3,397
       Corporate                               4     _____54
                                      -----------  ----------

         Total assets                 $    7,060   $   7,079
                                      ===========  ==========

7.   REVENUE
     -------

     During the three months ended March 31, 2003, service revenue was derived from full-service contract utilization of ITD units owned by the Company. During the three months ended March 31, 2002, revenue was derived from an operations and maintenance contract covering the three ITD units sold to a customer in Mexico in the fourth quarter of 2001.


                                    Continued

                         ENVIRONMENTAL SAFEGUARDS, INC.
                    SELECTED NOTES TO UNAUDITED CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS
                                   __________

8.   SUPPLEMENTAL  NON-CASH  TRANSACTIONS
     ------------------------------------

                                                    THREE MONTHS ENDED
                                                         MARCH 31,
                                                    ------------------
                                                     2003        2002
                                                    ------      ------
                                                      (IN THOUSANDS)

Dividends  declared  but  not  yet  paid            $    58     $    62

Stock warrants issued to obtain long-term debt      $   345     $     -

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.     LIMITATION ON DIRECTORS' LIABILITY; INDEMNIFICATION

Our Articles of Incorporation ("Articles") provide, as permitted by governing Nevada law, that our Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of us against a director.

The Articles provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil litigation or criminal action brought against them on account of their being or having been our directors or officers unless, in such action, they are adjudged to have acted with gross negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by a small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The inclusion of this provision in the Articles may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

The Articles provide for the indemnification of our executive officers and directors, and the advancement to them of expenses in connection with any proceedings and claims, to the fullest extent permitted by the Nevada law. The Articles include related provisions meant to facilitate the indemnities' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken, and (iii) the establishment of certain presumptions in favor of an indemnitee.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. All of the expenses shall be paid by us, and shall not be borne by the Selling Stockholder.

Reason                              Amount
---------------------------------------------------------------



SEC Registration Fee                  $        26.73
Printing and Engraving Expenses       $       300.00 *
Legal Fees and Expenses               $    25,000.00 *
Accounting Fees and Expenses          $    10,000.00 *
Transfer Agent Fees                   $       300.00 *
                                      ----------------

Total                                 $    35,626.73 *
                                      ================
______________________________
(*)     Estimated.

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

     During the three year period ended July 21, 2003, we issued unregistered securities in transactions summarized below.

The following transactions were effected on reliance upon exemptions from registration under the Securities Act of 1933 as amended (the "Act") as provided in Section 4(2) thereof or, upon exemptions from registration under the Act as provided in Regulation D thereof. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

     In March 2003, we issued 1,500,000 warrants to purchase our common stock to Rineco Recycling, LLC as part of the consideration for Rineco Recycling, LLC loaning us $1,500,000. We gave Rineco Recycling, LLC a promissory note for the loan proceeds. We valued this transaction at $345,000. These warrants have an exercise price of $.01 per share. We issued these securities in reliance on
Section 4(2) of the Act. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. We believe that the investor had knowledge and experience in financial and business matters that allowed it to evaluate the merits and risk of receipt of these securities.

     In 2000, we issued 400,000 shares of our Series D Convertible Preferred Stock in exchange for all outstanding shares of our Series C Non-Convertible Preferred Stock. This transaction was with our primary lenders. The newly issued shares of Series D Preferred stock are convertible into common stock at a present conversion price of $0.37 per share. We valued this transaction at $168,000. We issued these securities in reliance on Section 4(2) of the Act. These transactions did not involve a public offering. The investor was knowledgeable about our operations and financial condition. We believe that the investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

     In 2001, we issued an aggregate of 188,571 warrants to purchase common stock to the holders of our senior debt. We valued these transactions at $46,000. These warrants have an exercise price of $0.01 per share. We issued these securities in reliance on Section 4(2) of the Act. These transactions did not involve a public offering. The investor was knowledgeable about our operations and financial condition. We believe that the investor had knowledge and experience in financial and business

     In 2000, we issued an aggregate of 417,066 warrants to purchase common stock to the holders of our senior debt. We valued these transactions at $438,000. These warrants have an exercise price of $0.01 per share. We issued these securities in reliance on Section 4(2) of the Act. These transactions did not involve a public offering. The investor was knowledgeable about our operations and financial condition. We believe that the investor had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

ITEM 27.     EXHIBITS

The following exhibits are filed as part of this Registration Statement:

Exhibit
Number               Description
--------------------------------------------------------------------------------
Please note:

The registrant has requested that portions of exhibits with the notation (J) be given confidential treatment and the registrant has filed a confidential
treatment request with the Secretary of the Commission.   In these exhibits, the
registrant has omitted such material and the registrant has marked this exhibit with a mark " ***** "to indicate where material has been omitted.

3.1          (A)         Certificate of Incorporation of the Registrant,
                         as amended.

3.2          (A)         Bylaws of the Registrant.

4.1          (A)         See Exhibits 3.1 and 3.2. for provisions of the
                         Articles of Incorporation and Bylaws of the Registrant defining rights of holders of common stock of the Registrant.

4.2          (A)         Common Stock specimen.

4.3.1        (B)         Certificate of Designation, Preferences, Rights and
                         Limitations of Series B Convertible Preferred Stock.

4.3.2        (B)         Certificate of Designation, Preferences, Rights and
                         Limitations of Series C Preferred Stock.

4.3.3        (E)         Certificate of Designation, Preferences, Rights and
                         Limitations of Series D Convertible Preferred Stock.

4.4          (A)         Form of Warrant Certificate dated December 17, 1997
                         (Included in Exhibit 4.8).

4.5          (A)         Form of Registration Rights Agreement pursuant to
                         Private Placement Memorandum dated September 18, 1996.

4.6          (A)         Form of Registration Rights Agreement dated December
                         17, 997, between the Company and Cahill, Warnock
                         Strategic Partners Fund, L.P., Strategic Associates,
                         L.P., Newpark Resources, Inc. and James H. Stone.

4.7          (A)         Form of Warrant Agreement dated December 17, 1997,
                         between the Company and Cahill, Warnock Strategic
                         Partners Fund, L.P., Strategic Associates, L.P.,
                         Newpark Resources, Inc. and James H. Stone.

4.8          (C)         Form of Registration Rights Agreement dated December 7,
                         1998.

4.9          (H)         Warrant Certificate of Rineco Recycling, LLC.

4.10         (H)         Registration Rights Agreement of Rineco Recycling, LLC.

4.11         (H)         Waiver of recalculation of conversion price by holders
                         of Series B Preferred Stock.

5.1          (H)         Opinion of Axelrod, Smith & Kirshbaum.

10.1.1       (E)         Agreement in Principal dated August 17, 2000.

10.1.2       (F)         Agreement dated March 1, 2001.

10.2         (A)         Loan and Security Agreement dated December 17, 1997 by
                         and among the Company, National Fuel & Energy, and
                         OnSite Technology, L.L.C. as Borrowers and Cahill,
                         Warnock Strategic Partners Fund, L.P., Strategic
                         Associates, L.P., Newpark Resources, Inc. and James H.
                         Stone, as Lenders.

10.3          (A)        Form of Registration Rights Agreement pursuant to
                         Private Placement Memorandum dated September 18, 1996.

10.4          (A)        Form of Registration Rights Agreement dated December
                         17, 1997, between the Company and Cahill, Warnock
                         Strategic Partners Fund, L.P., Strategic Associates,
                         L.P., Newpark Resources, Inc. and James H. Stone.

10.5          (A)        Form of Warrant Agreement dated December 17, 1997,
                         between the Company and Cahill, Warnock Strategic
                         Partners Fund, L.P., Strategic Associates, L.P.,
                         Newpark Resources, Inc. and James H. Stone.

10.6          (A)        Employment Agreement of James S. Percell.

10.7          (D)        1998 Stock Option Plan

10.8          (H)        Promissory Note payable to Rineco Recycling, LLC.

10.9          (H)        Security Agreement for Promissory Note payable to
                         Rineco Recycling, LLC.

10.10         (H) (J)    Contract to process various waste streams for Rineco
                         Chemical Industries, Inc.

10.11         (H) (J)    Amendment to contract to process various waste streams
                         for Rineco Chemical Industries, Inc.

10.12         (H)        Loan commitment letter

16.1          (G)        Letter from PricewaterhouseCoopers LLP

21.1.         (H)        Subsidiaries

23.1          (H)        Consent of Axelrod, Smith & Kirshbaum (included in
                         Exhibit 5.1).

23.2          (H)        Consent of Ham, Langston & Brezina L.L.P.

23.3          (H)        Consent of PricewaterhouseCoopers LLP
_________________________________________

(A) Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB as amended for the fiscal year ended December 31, 1997, and incorporated by reference thereto.

(B) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated December 17, 1997 and filed December 30, 1997, and incorporated herein by reference thereto.

(C) Previously filed with Form S-3 as amended effective Feb 8, 1999, and incorporated herein by reference thereto.

(D) Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB as amended for the fiscal year ended December 31, 1998, and incorporated by reference thereto.

(E) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated August 17, 2000, and filed August 28, 2000, and incorporated herein by reference thereto.

(F) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated March 1, 2001, and filed March 6, 2001, and incorporated herein by reference thereto.

(G) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated April 2, 2002 and filed April 9, 2002 and incorporated herein by reference thereto.

(H)  Submitted herewith.

(J)  The registrant has requested that portions of exhibits with the notation
     (J) be given confidential treatment and the registrant has filed a confidential treatment request with the Secretary of the Commission. In these exhibits, the registrant has omitted such material and the registrant has marked this exhibit with a mark " ***** "to indicate where material has been omitted.

ITEM 28.     UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

iii. To include any additional or changed material information with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

i. That, for the purpose of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

ii. That, for the purpose of determining liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, County of Harris, State of Texas, on July 30, 2003



                         ENVIRONMENTAL SAFEGUARDS, INC.



                        (signed)
                                ---------------------------
                        By: /s/ JAMES S. PERCELL
                        JAMES S. PERCELL
                        Director, Chairman of the Board,
                        Chief Executive Officer and President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates indicated:



Signature                         Title                         Date
--------------------------------------------------------------------------------



(signed) ___________________
/s/ JAMES S. PERCELL             Director, Chairman of the Board,  July 30, 2003
JAMES S. PERCELL                 Chief Executive Officer
                                 and President



(signed) ___________________
/s/ THOMAS R. BRAY               Director                          July 30, 2003
THOMAS R. BRAY



(signed) ___________________
/s/ BRYAN SHARP                  Director                          July 30, 2003
BRYAN SHARP



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(signed) __________________
/s/ ALBERT WOLFORD               Director                          July 30, 2003
ALBERT WOLFORD



(signed) _______________
/s/ DAVID L. WARNOCK             Director                          July 30, 2003
DAVID L. WARNOCK



(signed) _________________
/s/ MICHAEL D. THOMPSON          Chief Financial Officer           July 30, 2003
MICHAEL D. THOMPSON              and Secretary



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